BRAZAURO RESOURCES CORPORATION
701 West Georgia Street, Suite 1500
Vancouver, British Columbia, V7Y 1C6

September 11, 2006

BrazMin Corp.
c/o Tau Capital Corp.
110 Sheppard Avenue East, Suite 610
Toronto, Ontario M2N 6Y8

Attention: Tony Ransom, President, CEO

Dear Sirs;

Acquisition of all the Outstanding Securities of Resource Holdings 2004 Inc. ("RH 2004") by Brazauro Resources Corporation ("Brazauro")

The purpose of this letter is to confirm that it is our intention, upon and subject to the terms and conditions set out herein, to acquire all of the outstanding common shares of RH 2004 (collectively, the "**RH 2004 Securities**") and the one quota of Empresa Internacional de Mineracão do Brasil Ltda. ("**EIMB**") held by BrazMin Corp. ("**BrazMin**" or the "**Vendor**").

This Letter Agreement is intended to be binding upon us.

The terms of the acquisition described above (the "**Acquisition**") are as follows:

1. Exchange of Securities

Brazauro will purchase from the Vendor and the Vendor will sell to Brazauro the RH 2004 Securities on the Closing Date (as defined herein) in consideration of Brazauro issuing 13,150,000 common shares in the capital of Brazauro (collectively, the "**BZO Shares**") to the Vendor. Concurrently with the sale of the RH 2004 Securities, BrazMin will transfer the quota of EIMB held by BrazMin for the book value thereof, being one Brazilian Real, to Brazauro's wholly-owned subsidiary, Brazauro Holdings (Brazil) Ltd. ("**BHB**").

2. Due Diligence

It is understood that neither Brazauro nor the Vendor has any rights to undertake due diligence investigations of the other parties hereto.

3. EIMB and RH 2004 to Settle with Creditors

Each of EIMB and RH 2004 will enter into one or more agreements with their respective affiliated creditors (including the Vendor) (the "**Creditors**") under which, concurrently with Closing (as defined herein) of the Acquisition, all loans or other indebtedness owed by EIMB or RH 2004 on the Closing Date to the Creditors will be repaid in full, settled or cancelled and EIMB and RH 2004 will arrange for the Creditors to execute full and final releases of all liabilities and obligations of EIMB and RH 2004 to the Creditors in a form satisfactory to Brazauro, acting reasonably.

4. **Brazauro, BrazMin and EIMB To Combine Efforts to Obtain Title**

Brazauro (including, for the purposes of this paragraph, its subsidiary Jaguar Resources do Brasil Ltda. ("**Jaguar**")), EIMB and the Vendor each agree to combine their efforts to resolve title issues before the Departamento Nacional de Produção Mineral ("**DNPM**") in respect of mineral rights to areas of the Tocantinzinho property. Each such party acknowledges that these issues require prompt resolution and agree to act expeditiously and in good faith to find a resolution which results in mineral rights to the areas outlined in Schedule "B" hereto being held by Brazauro or EIMB or another party with whom Brazauro or EIMB presently has an agreement under which Brazauro or EIMB, respectively or collectively, have enforceable rights to acquire, directly or indirectly, a 100% legal and beneficial interest in mineral rights to the areas outlined in Schedule "B" hereto. In working together, the parties agree to pursue whatever resolution is considered to offer the strongest title position, regardless of whether it results in Brazauro's claims to title or EIMB's claims to title to the relevant areas of the Tocantinzinho property being abandoned, cancelled or surrendered.

5. **BrazMin to Grant Brazauro Voting Trust and Placement Rights**

BrazMin agrees that at Closing it shall execute and deliver to Brazauro the Voting Trust and Placement Rights Agreement attached hereto as Schedule "C" under which BrazMin grants Brazauro the rights to:

(a) vote the BZO Shares for a period (the "**Voting Period**") commencing on Closing and ending on the earliest of (i) 18 months from the Closing Date, (ii) the termination of the second general meeting of shareholders of Brazauro held following the Closing Date, and (iii) the date on which the number of BZO Shares represents less than 10% of the then outstanding shares of Brazauro; PROVIDED THAT, if at a general meeting of the shareholders of Brazauro a resolution or resolutions are proposed to approve any corporate reorganization, plan of arrangement, amalgamation, merger, sale of all or substantially all of Brazauro's assets, related party transaction (as defined in Ontario Securities Commission Rule 61-501 – "Insider Bids, Issuer Bids, Business Combination and Related Party Transactions") or any other matter requiring the approval of the shareholders of Brazauro that gives rise to a right of dissent under the *Business Corporations Act* (British Columbia) (each, a "**Proposed Reorganization**") then BrazMin shall have the right to "put' the BZO Shares to Brazauro (or a party or parties designated by Brazauro) in the manner set forth herein and in Schedule "C"; and

(b) be notified by BrazMin of every proposed sale, transfer, assignment or any other transaction which alienates, or could have the effect of alienation of, the BZO Shares including, without limitation, a short sale of BZO Shares (a "**Transaction**"), which BrazMin proposes to complete during the Voting Period, and be given an opportunity to find purchasers for the BZO Shares forming part of the Transaction and complete the purchase with such buyers within the Period (as defined herein) following Brazauro's receipt of such notice, except that such right shall not apply in respect of a takeover bid to which BrazMin wishes to tender all or part of the BZO Shares or any corporate reorganization, plan of arrangement, amalgamation or merger involving Brazauro.

In this Letter Agreement: (x) a "**Business Day**" is any day other than a Saturday or Sunday, on which Canadian chartered banks are open for the transaction of business in Vancouver, British Columbia; and (y) the "**Period**" means: (i) in the event that the Transaction involves 100,000 BZO Shares or less, five (5) Business Days; (ii) in the event the Transaction involves between

100,001 and 500,000 BZO Shares, fifteen (15) Business Days; and (iii) in the event the Transactions involves more than 500,000 BZO Shares, thirty (30) Business Days. The Voting Trust and Placement Rights Agreement will terminate effective upon the date upon which BrazMin ceases to beneficially own 10% or more of the issued and outstanding common shares of Brazauro, notwithstanding any other provisions of such instruments.

Brazauro agrees that:

(c) in the event that a Proposed Reorganization is publicly announced, BrazMin shall have the right to elect, at its sole discretion, to either (1) permit Brazauro to vote the BZO Shares then held by BrazMin at the meeting of shareholders of Brazauro at which approval of the Proposed Reorganization is sought; or (2) sell the BZO Shares then held by BrazMin to Brazauro or a party designated by Brazauro at a price per share equal to the 20-day volume-weighted average trading price of Brazauro's common shares on the TSXV (or such other principal exchange on which the common shares of Brazauro are listed for trading) calculated as of the date on which the Proposed Reorganization is publicly announced (the "**VWAP Price**");

(d) the public announcement of a Proposed Reorganization shall include, without limitation, either a press release or the filing, on SEDAR, of any circular in respect of such a Proposed Reorganization;

(e) if BrazMin elects to sell its BZO Shares to Brazauro or a party designated by Brazauro pursuant to Subsection 5(c) (above), Brazauro (or such party designated by Brazauro) shall purchase such BZO Shares, at a price per share equal to the VWAP Price, prior to the expiry of the second Business Day preceding the date of the meeting of the shareholders of Brazauro at which approval of the Proposed Reorganization is sought;

(f) Brazauro's obligation to purchase the BZO Shares under Subsection 5(e) above shall terminate if Brazauro withdraws from or terminates the Proposed Reorganization before a shareholder vote is held in respect thereof;

(g) if BrazMin fails to deliver notice of its election under Subsection 5(c) (above) within seven Business Days after receipt of Brazauro's notice of the Proposed Reorganization and provided that the terms of the Proposed Reorganization do not materially change following the date of such notice, it will be deemed to have made the election referred to in Subsection 5(c)(1) (above); and

(h) in the event that BrazMin elects to sell its BZO Shares to Brazauro or a party designated by Brazauro pursuant to Subsection 5(c) (above) and Brazauro (or such party designated by Brazauro) (1) fails to purchase the same at a price per share equal to the VWAP Price, and (2) does not withdraw or terminate the Proposed Reorganization before holding a vote in respect thereof, BrazMin shall be entitled to vote such shares and to enforce any rights and remedies it may have against Brazauro and/or such party designated by Brazauro arising as a result of failure by Brazauro (or such party designated by Brazauro) to complete such purchase.

6. <u>Representations and Warranties of Brazauro</u>

Brazauro hereby represents and warrants that:

(a) it has good and sufficient right and authority to enter into this Letter Agreement and carry out its obligations hereunder;

(b) provided the TSX Venture Exchange does not exercise its discretion to require shareholder approval under its policies, it does not require the approval of its shareholders to enter into this Letter Agreement and carry out its obligations hereunder;

(c) it is duly incorporated under the *Business Corporations Act* (British Columbia), is in good-standing, is a "reporting issuer" in British Columbia, Alberta and Ontario, is listed on the TSX Venture Exchange (the "**TSXV**") and is not suspended from trading or cease-traded or on notice that it does not meet Tier Maintenance Requirements for Tier 2 of the TSXV and may be subject to transfer to NEX;

(d) it is authorized to issue an unlimited number of common shares of which 52,937145 common shares are outstanding as at the date hereof as fully-paid and non-assessable shares and the only options, warrants or other rights to purchase shares of Brazauro outstanding as at the date hereof are as set out in Schedule "A" are;

(e) except for the proceedings presently before the DNPM in respect of the Tocantinzinho properties claimed by each of Brazauro and BrazMin, as at the date hereof there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting Brazauro at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened;

(f) this Letter Agreement is a binding agreement on Brazauro, enforceable against it in accordance with its terms and conditions;

(g) Brazauro has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Letter Agreement;

(h) the prospectuses, annual information forms, offering memoranda, financial statements, annual and interim MD&A, management proxy circulars, material change reports and press releases, as applicable, filed with the securities commissions in British Columbia, Alberta and Ontario and the US Securities and Exchange Commission on or during the twelve (12) months preceding the date hereof (collectively, the "**Public Record**") comply in all material respects with all applicable securities laws, instruments, regulations, rules, rulings and orders in the provinces of British Columbia, Alberta and Ontario and the policy statements issued by the securities regulatory authorities or securities commissions in such provinces, as well as all applicable United States federal and state securities laws and regulations, and are in all material respects accurate and up to date and omit no facts, the omission of which makes the Public Record or any particulars therein materially misleading or incorrect;

(i) Brazauro has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof and adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; and

(j) the audited financial statements of Brazauro at and for the year ended January 31, 2006 and the interim financial statements of Brazauro at and for the period ended

April 30, 2006 appearing on the SEDAR website present fairly the financial position of Brazauro at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements, and have been prepared in accordance with accounting principles generally accepted in Canada consistently applied (except as to changes in accounting policies publicly disclosed by Brazauro), there has been no material adverse change in Brazauro's affairs since the date of such statements, except that Brazauro is hereby making no representation or warranty with respect to its disclosure in respect of title to its Tocantinzinho property in light of the proceedings presently before the DNPM.

7. **Acknowledgement of the Vendor**

The Vendor hereby acknowledges and agrees that in respect of the representation and warranty of Brazauro above in Subsection 6(h), it will not initiate any legal proceedings against, or seek any damages or remedy from, Brazauro based on a misrepresentation in any of Brazauro's Public Record regarding its title to the mineral rights to the areas outlined in Schedule "B" hereto that was made prior to the date of execution of this Letter Agreement.

8. **Representations and Warranties of the Vendor**

The Vendor hereby represents and warrants that:

(a) the Vendor and EIMB have good and sufficient right and authority to enter into this Letter Agreement and carry out their respective obligations hereunder;

(b) the Vendor and RH 2004 are duly incorporated under the *International Business Companies Act* of the British Virgin Islands (Cap. 291), the Vendor is listed on the Toronto Stock Exchange, RH 2004 is a private company, is in good-standing and is not subject to any regulatory decision or order prohibiting or restricting trading in RH 2004's common shares, and EIMB is duly incorporated under the laws of Brazil, is a private company, is in good-standing and is not subject to any regulatory decision or order prohibiting or restricting trading in EIMB's quotas;

(c) EIMB is authorized to issue an unlimited number of quotas of which 300,000 quotas are validly issued and outstanding as at the date hereof and EIMB does not have outstanding any other quotas, options, warrants or other rights to purchase quotas of EIMB or promissory notes, convertible notes, debentures or other evidences of indebtedness other than indebtedness in the amount of CDN$137,784 owing to BrazMin;

(d) RH 2004 is authorized to issue 50,000 common shares (of US$1.00 each) of which 100 common shares are outstanding as at the date hereof as fully-paid and non-assessable shares and RH 2004 does not have outstanding any other shares, options, warrants or other rights to purchase shares of RH 2004 or promissory notes, convertible notes, debentures or other evidences of indebtedness;

(e) other than the quotas, options, promissory notes or debentures referred to in paragraph (c), there are no other quotas, options, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a "security" of EIMB (as that term is defined in the British Columbia Securities Act);

(f) other than the shares, options, promissory notes or debentures referred to in paragraph (d), there are no other shares, options, warrants, convertible notes or

debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a "security" of RH 2004 (as that term is defined in the British Columbia Securities Act);

(g) the Vendor owns 100% of the legal and beneficial right, title and interest in the RH 2004 Securities, free and clear of all security interests, pledges, liens, charges or other encumbrances of any kind;

(h) the Vendor and RH 2004 collectively own 100% of the legal and beneficial right, title and interest in the outstanding quotas of EIMB, free and clear of all security interests, pledges, liens, charges or other encumbrances of any kind;

(i) the only business activity carried on by EIMB at any time since its incorporation has been the acquisition of rights to applications for certain mineral rights in respect of the Tocantinzinho property and the applications to the DNPM for four mineral licences, which applications are for mineral rights for areas outside the area of the Tocantinzinho property, bearing application numbers 850110/06, 850111/06, 850112/06 and 850113/06 (collectively, the "**Licence Applications**") and limited early stage exploration thereon as well as such other administrative work necessary to support such business;

(j) the only business activity carried on by RH 2004 at any time since its incorporation has been the holding of the shares of certain affiliates of BrazMin including EIMB (it being understood that the shares of such affiliates other than EIMB will be transferred to BrazMin or an affiliate thereof prior to Closing);

(k) except for the proceedings presently before the DNPM in respect of the Tocantinzinho properties claimed by each of Brazauro and BrazMin, as at the date hereof there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting EIMB, or against or affecting the Vendor or RH 2004 which relates to the business, assets, operations or securities of EIMB, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened;

(l) this Letter Agreement is a binding agreement on the Vendor and EIMB, enforceable against each of them in accordance with its terms and conditions;

(m) none of the Vendor, RH 2004 or EIMB require any regulatory or shareholder approvals or third party consents to complete the transactions contemplated hereunder;

(n) the Vendor and EIMB have not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Letter Agreement;

(o) RH 2004 and EIMB have duly filed on a timely basis all tax returns required to be filed by them and have paid all taxes which are due and payable, and have paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed;

(p) the material contracts of EIMB are as follows:

i) the assignment and transfer agreement in respect of certain mineral rights between EIMB and Antonio Rodrigues De Faria ("**Faria**") dated August 9, 2004 (the "**Faria Agreement**"); and

ii) the assignment and transfer agreement in respect of certain mineral rights and adjustments between EIMB and Antonio Rodrigues Ferraz Filho ("**Ferraz**") dated January 3, 2005 (the "**Ferraz Agreement**"),

and complete English language translations of such contracts are attached hereto as Schedules "D" and "E", respectively, such translations are accurate, such contracts are in good standing and EIMB has not breached the terms of such contracts and is not otherwise in default thereunder;

(q) immediately prior to, and at, Closing, RH 2004 will hold 299,999 quotas of EIMB and will have no other assets or liabilities;

(r) immediately prior to, and at, Closing, BrazMin will hold all of the RH 2004 Securities and one quota of EIMB and RH 2004 will have no assets or liabilities other than the EIMB quotas;

(s) EIMB holds a 100% legal and beneficial contractual interest in all of the rights of EIMB to the Tocantinzinho property set out in the Faria Agreement and the Ferraz Agreement, free and clear of all security interests, pledges, liens, charges, royalties or other encumbrances of any kind, the Faria Agreement and the Ferraz Agreement constitute enforceable obligations of Faria and Ferraz, respectively, to convey all of their interests in certain applications for mineral rights to the Tocantinzinho property and the rights associated therewith to EIMB and neither of the Vendor nor EIMB is aware of any challenge or impediment to Faria or Ferraz completing their respective obligations thereunder, other than the proceedings presently before the DNPM, of which Brazauro is aware, and the applicable Brazilian mineral title laws relating thereto;

(t) as of July 31, 2006, EIMB had working capital of US$0, and except as set out in paragraph (c) EIMB has no debts as of the date hereof and EIMB has granted no general security over its assets or security in any particular asset or given any guarantees or indemnities that are presently in effect;

(u) the audited financial statements of EIMB attached hereto as Schedule "F" fairly and accurately present the financial position and condition of EIMB as at the date hereof;

(v) as of August 31, 2006, RH 2004 had working capital of US$0, and RH 2004 has no debts as of the date hereof and RH 2004 has granted no general security over its assets or security in any particular asset or given any guarantees or indemnities that are presently in effect;

(w) EIMB has not, since July 31, 2006 experienced any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of EIMB, or any change in a material fact that has had a material adverse effect on, or would reasonably be expected to have a material adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of EIMB;

(x) RH 2004 has not, since August 31, 2006 experienced any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position or condition of RH 2004, or any change in a material fact that has had a material adverse effect on, or would reasonably be expected to have a material adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of RH 2004;

(y) no proceedings have been taken or authorized by the Vendor or EIMB or to the best of the knowledge of the Vendor and EIMB, by any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution, or winding-up of EIMB;

(z) no proceedings have been taken or authorized by the Vendor or RH 2004 or to the best of the knowledge of the Vendor and RH 2004, by any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution, or winding-up of RH 2004;

(aa) it is an "accredited investor", as such term is defined in National Instrument 45-106 – "*Prospectus and Registration Exemptions*" ("**NI 45-106**"), and it was not created or used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of the definition of "accredited investor" in NI 45-106;

(bb) the Vendor acknowledges that all certificates issued representing the BZO Shares, as well as all certificates issued in exchange for or in substitution therefor, will bear legends to the following effect:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE • [***4 months and one day from the day of issue***]."
>
> "WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF CANADIAN RESIDENT UNTIL • [***4 months and one day from the day of issue***]."

9. <u>Covenants of Brazauro</u>

Brazauro covenants and agrees that it shall use all reasonable commercial efforts to:

(a) obtain the approval of the TSXV for this Letter Agreement and the transactions contemplated herein ("**TSXV Approval**") and to fulfill all conditions imposed by the TSXV in respect thereof expeditiously and in good faith;

(b) provide draft copies of all correspondence to be sent to the TSXV in respect of obtaining TSXV Approval to the Vendor and its counsel for their review and shall not deliver such correspondence without the prior written approval of the Vendor and its counsel;

(c) provide to the Vendor and its counsel copies of all correspondence delivered and received by Brazauro from the TSXV in respect of obtaining TSXV Approval;

(d) notify the Vendor, upon at least two business hours' advance notice, of any telephone conference or meeting to be held with the TSXV in respect of TSXV Approval so that a representative of the Vendor may attend in person or by telephone conference on such telephone call or at such meeting;

(e) obtain all other regulatory approvals and third party consents required to complete the Acquisition;

(f) from the date hereof until Closing, carry on its business in the ordinary course;

(g) not take any action to circumvent the intention of this Letter Agreement; and

(h) comply with the terms hereof and faithfully and expeditiously seek to satisfy the conditions precedent set out below.

10. Covenants of the Vendor

The Vendor covenants and agrees that it shall:

(a) use all reasonable commercial efforts to obtain all regulatory approvals and third party consents required to be obtained by it in order to complete the Acquisition;

(b) assist Brazauro with obtaining all necessary regulatory approvals by providing Brazauro with the applicable information in the possession of the Vendor, which the Vendor is entitled to disclose, that Brazauro requires for obtaining TSXV Approval or for any necessary applicable disclosure documents;

(c) cause the working capital of each of EIMB and RH 2004 on the Closing Date, after completion of all transactions with the Creditors, to be not less than US$0 (it being understood and agreed by Brazauro, for greater certainty, that EIMB and RH 2004 will have the right to distribute to BrazMin or any of its affiliates any of their excess cash remaining after repayment, settlement or cancellation of any indebtedness to the Creditors);

(d) from the date hereof until Closing:

i) use its best efforts to cause EIMB and RH 2004 to carry on their respective businesses in the ordinary course and not take any action or enter into any agreement which would constitute a material adverse change in the affairs of EIMB or RH 2004 or an inconsistency with any of the representations and warranties of the Vendor herein not contemplated hereby and as otherwise contemplated by this Letter Agreement; and

ii) except as contemplated herein, not permit EIMB to reach any agreement or understanding with any other party to issue any securities or transfer any mineral rights without the prior written consent of Brazauro, such consent not to be unreasonably withheld;

(e) provide Brazauro with audited financial statements of RH 2004 as of August 31, 2006, which financial statements shall not be inconsistent with the representations and warranties of the Vendor herein;

(f) not take any action to circumvent the intention of this Letter Agreement; and

(g) comply with the terms hereof and faithfully and expeditiously seek to satisfy the conditions precedent set out below.

11. Covenants of EIMB

EIMB covenants and agrees that it shall:

(a) assist Brazauro with obtaining all necessary regulatory approvals by providing Brazauro with the applicable information in the possession of BrazMin, RH 2004 or EIMB, which such companies are entitled to disclose, that Brazauro requires for obtaining TSXV Approval ór for any necessary applicable disclosure documents;

(b) from the date hereof until Closing:

i) carry on its business in the ordinary course and not take any action or enter into any agreement which would constitute a material adverse change in the affairs of EIMB, or an inconsistency with any of the representations and warranties of the Vendor herein not contemplated hereby and as otherwise contemplated by this Letter Agreement; and

ii) except as contemplated herein, not reach any agreement or understanding with any other party to issue any securities or transfer mineral rights without the prior written consent of Brazauro, such consent not to be unreasonably withheld;

(c) not take any action to circumvent the intention of this Letter Agreement; and

(d) comply with the terms hereof and faithfully and expeditiously seek to satisfy the conditions precedent set out below.

12. Licence Applications

Upon issuance of any of the licences which are the subject of the Licence Applications (the "**Licences**"), EIMB will transfer such Licences to BrazMin or a party designated by BrazMin and will use its best efforts to obtain the DNPM's approval of such transfers. Until such time as such transfers have been completed and approved by the DNPM, EIMB will hold the Licences in trust for BrazMin (or a party designated by BrazMin) and will maintain the Licences in good standing. BrazMin or its designate will reimburse EIMB for the reasonable costs incurred by it in maintaining the Licences in good standing.

13. Conditions Precedent in Favour of the Vendor

The Vendor's obligations under this Letter Agreement are subject to satisfaction or waiver by the Vendor of the following conditions precedent:

(a) Brazauro shall have obtained TSXV Approval and satisfied the conditions thereof and such TSXV Approval shall not require all or any of the BZO Shares to be issued to the Vendor hereunder to be subject to any escrow or any hold period (other than as contemplated by Subsection 8(bb)) and Brazauro shall have obtained all other regulatory approvals required to complete the Acquisition;

(b) the representations and warranties of Brazauro in this Letter Agreement shall be true as of the Closing Date;

(c) Brazauro shall not have made a material misrepresentation herein or have breached a covenant herein in a manner that has a material adverse effect on the affairs of Brazauro; and

(d) Brazauro will have complied with all of its covenants herein.

14. Conditions Precedent in Favour of Brazauro

Brazauro's obligation to close the Acquisition is subject to satisfaction or waiver by Brazauro of the following conditions precedent:

(a) Brazauro shall have obtained TSXV Approval and satisfied the conditions thereof and Brazauro shall have obtained all other regulatory approvals required to complete the Acquisition;

(b) the representations and warranties of EIMB in this Letter Agreement shall be true as of the Closing Date;

(c) the respective indebtedness, obligations or liabilities of EIMB and RH 2004 to the Creditors shall have been repaid, settled or cancelled;

(d) EIMB and RH 2004 each having a working capital balance on the Closing Date, after completion of all transactions with the Creditors, of not less than US$0;

(e) The Vendor, RH 2004 and EIMB shall not have made a material misrepresentation herein or have breached a covenant in a manner that has a material adverse effect on the affairs of RH 2004 or EIMB; and

(f) the Vendor, RH 2004 and EIMB will have complied with all of their respective covenants herein.

15. Mutual Conditions Precedent

The Closing will also be subject to satisfaction or waiver by both parties of the following mutual conditions precedent at or prior to the Closing Date, including:

(a) The publication in the Diário Oficial da União of Brazil of a decision or approval of the Director General of the DNPM confirming that mineral rights to the areas outlined in Schedule "B" hereto are confirmed either to Faria, Ferraz, EIMB, or any combination of them, collectively, or to Jaguar or Cachambix Mineracao Ltda. or to another party with whom Jaguar or EIMB presently has an agreement under which Jaguar or EIMB, respectively or collectively, have rights to acquire, directly or indirectly, a 100% legal and beneficial interest in the mineral rights in respect of the areas outlined in Schedule "B" hereto; and

(b) the parties hereto having obtained all consents of third parties that are required to complete the Acquisition.

16. Closing

The completion of the transaction contemplated herein (the "**Closing**") will be at the offices of DuMoulin Black, in Vancouver, British Columbia, at 10:00 a.m. (Vancouver time) on the tenth Business Day (the "**Closing Date**") after satisfaction or waiver of the conditions precedent listed in Subsections 13(a), 14(a) and 15(a) above, or such other place or date as may be mutually

agreed by the parties. At the Closing, the Vendor shall deliver to Brazauro the certificates representing the RH 2004 Securities and the EIMB quota of BrazMin, duly endorsed for transfer, releases from the Creditors as contemplated in Section 3 hereof and resignations and full releases of all the directors, officers and employees of RH 2004 and EIMB required by Brazauro, and Brazauro shall deliver to the Vendor the BZO Shares duly issued and registered in the names or to the order of the Vendor. Each of the Vendor and Brazauro shall also deliver to the other such additional documents as may reasonably be requested in order to give effect to the transactions contemplated hereby, including certificates of their respective officers confirming their representations and warranties herein as of Closing. As soon as possible after Closing, the Vendor shall deliver to, or to the order of, Brazauro, the minute books, books of account and other financial or corporate records and documents, a list of all bank accounts and all cheque books and account records in respect thereof and any other records or files relating to the affairs of EIMB and RH 2004.

17. Termination

This Letter Agreement and the rights and obligations of the parties hereunder will be terminated if the Director General of the DNPM confirms that the areas outlined in Schedule "B" hereto will be tendered or that the mineral rights to the areas outlined in Schedule "B" hereto will not be confirmed to Faria, Ferraz, EIMB or any combination of them, collectively, or to Jaguar or Cachambix Mineracao Ltda. or to another party with whom Jaguar or EIMB presently has an agreement under which Jaguar or EIMB, respectively or collectively, have rights to acquire, directly or indirectly, a 100% legal and beneficial interest in the mineral rights in respect of the areas outlined in Schedule "B" hereto.

In the event this Letter Agreement is terminated the provisions of Sections 18, 19 and 20 shall survive termination.

18. Confidentiality

Any information concerning any of Brazauro, BrazMin, RH 2004 or EIMB and their respective affiliates disclosed to the other parties or their representatives, which has not been publicly disclosed, shall be kept strictly confidential by them and shall not be disclosed by the recipients thereof, whether or not the Closing occurs, until publicly disclosed by the party to which such information relates; provided, however, that the foregoing restrictions shall not preclude the disclosure of any such information to a court or arbitrator in any proceedings related to this Letter Agreement.

19. Press Releases and Public Announcements

Brazauro shall provide the Vendor with draft copies of any press releases or any other public announcements with respect to this Letter Agreement or the transactions contemplated herein at least 48 hours before issuing any such press release or making such public announcement, and except as required by any applicable law or regulatory requirement, Brazauro shall not issue any such press release or make any such public announcement without the prior written consent of the Vendor, which consent shall not be unreasonably withheld or delayed.

20. Expenses

Brazauro and the Vendor agree that each corporation will pay its own costs, fees and expenses incurred in connection with the transactions contemplated herein.

21. Good Faith

The Vendor, EIMB and Brazauro agree to act in good faith and perform or cause to be performed all such acts and deeds as may be required to give full force and effect to the terms and provisions set out herein and to cooperate with each other and each other's counsel and other professional advisors in the preparation, execution and delivery of any and all documents or instruments necessary to give full force and effect to the terms and provisions set out herein and any other documents required to give effect hereto.

22. Survival

The representations and warranties of the parties hereto shall survive Closing or termination of this Letter Agreement for a period of two years.

23. Governing law

This Letter Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

24. Counterparts

This Letter Agreement may be executed in any number of counterparts and may be delivered by facsimile, all of which when taken together shall be deemed to be one and the same document and notwithstanding the actual date of execution of each counterpart, this Letter Agreement shall be deemed to be dated as of the date written below.

25. Time

Time is of the essence of this Letter Agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

FROM :Irwin FAX NO. :250 248 4199 Sep. 11 2006 07:51PM P1

If the above correctly sets forth our agreement on these matters, kindly so indicate by executing the enclosed copy of this letter in the space provided below and returning it to the undersigned. Upon execution and return of this Letter Agreement to Brazauro the parties intend that a binding agreement will be formed.

Yours truly,

BRAZAURO RESOURCES CORPORATION

Per: Mark E. Jones, III

Mark E. Jones III, Chairman

AGREED AND ACCEPTED this 11th day of September, 2006.

BRAZMIN CORP.

Per:

Warren E. Newfield, Director

EMPRESA INTERNACIONAL DE MINERACÃO DO BRASIL LTDA.

Per:

Luis F. de Azevedo, Administrator, by his attorney Warren E. Newfield

If the above correctly sets forth our agreement on these matters, kindly so indicate by executing the enclosed copy of this letter in the space provided below and returning it to the undersigned. Upon execution and return of this Letter Agreement to Brazauro the parties intend that a binding agreement will be formed.

Yours truly,

BRAZAURO RESOURCES CORPORATION

Per:

Mark E. Jones III, Chairman

AGREED AND ACCEPTED this 11th day of September, 2006.

BRAZMIN CORP.

Per: W. Newfield

Warren E. Newfield, Director

EMPRESA INTERNACIONAL DE MINERACÃO DO BRASIL LTDA.

Per: W. Newfield

Luis F. de Azevedo, Administrator, by his attorney Warren E. Newfield

Schedule A

The Company has the following common share options outstanding as of August 31, 2006:

Option Expiration Date	Number of Options Outstanding	Vested Options Outstanding	Option Exercise Price
September 26, 2007	75,000	75,000	0.18
January 31, 2007	47,143	47,143	0.28
October 21, 2008	86,518	86,518	0.40
December 17, 2008	450,000	450,000	0.42
November 26, 2008	17,956	17,956	0.49
June 11, 2009	638,559	638,559	0.92
July 29, 2009	2,160,340	2,160,340	1.02
November 19, 2009	530,000	530,000	1.10
February 15, 2010	100,000	100,000	1.15
March 22, 2010	600,000	525,000	1.30
April 1, 2010	343,627	281,127	1.30
May 31, 2010	300,000	262,500	1.25
July 21, 2010	2,000,000	1,500,000	2.00
August 4, 2010	600,000	450,000	2.00
April 1, 2011	250,000	93,750	1.36
Total	**8,199,143**	**7,217,893**	

Brazauro has no warrants or other rights to purchase common shares outstanding as of August 31, 2006 other than the options detailed above.

Schedule B


575,000E
9,330,000N
850.300/03
850.209/04
850.208/04
850.706/79
850.198/03
5 Km
Brazauro Resources Corp.
Land Control Map

DNPM	Company	Application Date	Alvará	Federal Gazette	1 Annual Fee Payment Date	2 Annual Fee Payment Date	3 Annual Fee Payment Date	Final/Ren. Report	Expire Date	OBS:	ha
850.110/06	EIMB	06.03.06									10000.00
850.111/06	EIMB	06.03.06									10000.00
850.112/06	EIMB	06.03.06									10000.00
850.113/06	EIMB	06.03.06									10000.00

	DNPM	Company	Application Date	ha
1	653.900/97	Antonio Rodrigues de Faria	12.08.97	50.00
2	653.901/97	Antonio Rodrigues de Faria	12.08.97	50.00
3	653.902/97	Antonio Rodrigues de Faria	12.08.97	50.00
4	653.903/97	Antonio Rodrigues de Faria	12.08.97	50.00
5	653.904/97	Antonio Rodrigues de Faria	12.08.97	50.00
6	653.905/97	Antonio Rodrigues de Faria	12.08.97	50.00
7	653.906/97	Antonio Rodrigues de Faria	12.08.97	50.00
8	653.907/97	Antonio Rodrigues de Faria	12.08.97	50.00
9	653.908/97	Antonio Rodrigues de Faria	12.08.97	50.00
10	653.909/97	Antonio Rodrigues de Faria	12.08.97	50.00
11	653.910/97	Antonio Rodrigues de Faria	12.08.97	50.00
12	653.911/97	Antonio Rodrigues de Faria	12.08.97	50.00
13	653.912/97	Antonio Rodrigues de Faria	12.08.97	50.00
14	653.913/97	Antonio Rodrigues de Faria	12.08.97	50.00
15	653.914/97	Antonio Rodrigues de Faria	12.08.97	50.00
16	653.915/97	Antonio Rodrigues de Faria	12.08.97	50.00
17	653.916/97	Antonio Rodrigues de Faria	12.08.97	50.00
18	653.917/97	Antonio Rodrigues de Faria	12.08.97	50.00

19	653.919/97	Antonio Rodrigues de Faria	12.08.97	50.00
20	653.920/97	Antonio Rodrigues de Faria	12.08.97	50.00
21	653.921/97	Antonio Rodrigues de Faria	12.08.97	50.00
22	653.922/97	Antonio Rodrigues de Faria	12.08.97	50.00
23	653.923/97	Antonio Rodrigues de Faria	12.08.97	50.00
24	653.924/97	Antonio Rodrigues de Faria	12.08.97	50.00
25	653.925/97	Antonio Rodrigues de Faria	12.08.97	50.00
26	653.926/97	Antonio Rodrigues de Faria	12.08.97	50.00
27	653.927/97	Antonio Rodrigues de Faria	12.08.97	50.00
28	653.928/97	Antonio Rodrigues de Faria	12.08.97	50.00
29	653.929/97	Antonio Rodrigues de Faria	12.08.97	50.00
30	653.930/97	Antonio Rodrigues de Faria	12.08.97	50.00
31	653.931/97	Antonio Rodrigues de Faria	12.08.97	50.00
32	653.932/97	Antonio Rodrigues de Faria	12.08.97	50.00
33	653.933/97	Antonio Rodrigues de Faria	12.08.97	50.00
34	653.934/97	Antonio Rodrigues de Faria	12.08.97	50.00
35	653.935/97	Antonio Rodrigues de Faria	12.08.97	50.00
36	653.936/97	Antonio Rodrigues de Faria	12.08.97	50.00
37	653.937/97	Antonio Rodrigues de Faria	12.08.97	50.00

38	653.938/97	Antonio Rodrigues de Faria	12.08.97	50.00
39	653.939/97	Antonio Rodrigues de Faria	12.08.97	50.00
40	653.940/97	Antonio Rodrigues de Faria	12.08.97	50.00
41	653.941/97	Antonio Rodrigues de Faria	12.08.97	50.00
42	653.942/97	Antonio Rodrigues de Faria	12.08.97	50.00
43	653.943/97	Antonio Rodrigues de Faria	12.08.97	50.00
44	653.944/97	Antonio Rodrigues de Faria	12.08.97	50.00
45	653.945/97	Antonio Rodrigues de Faria	12.08.97	50.00
46	653.946/97	Antonio Rodrigues de Faria	12.08.97	50.00
47	653.947/97	Antonio Rodrigues de Faria	12.08.97	50.00
48	653.948/97	Antonio Rodrigues de Faria	12.08.97	50.00
49	653.949/97	Antonio Rodrigues de Faria	12.08.97	50.00
50	653.950/97	Antonio Rodrigues de Faria	12.08.97	50.00
51	653.951/97	Antonio Rodrigues de Faria	12.08.97	50.00
52	653.952/97	Antonio Rodrigues de Faria	12.08.97	50.00
53	653.953/97	Antonio Rodrigues de Faria	12.08.97	50.00
54	653.954/97	Antonio Rodrigues de Faria	12.08.97	50.00
55	653.955/97	Antonio Rodrigues de Faria	12.08.97	50.00
56	653.956/97	Antonio Rodrigues de Faria	12.08.97	50.00

57	653.957/97	Antonio Rodrigues de Faria	12.08.97	50.00
58	653.958/97	Antonio Rodrigues de Faria	12.08.97	50.00
59	653.959/97	Antonio Rodrigues de Faria	12.08.97	50.00
60	653.960/97	Antonio Rodrigues de Faria	12.08.97	50.00
61	653.961/97	Antonio Rodrigues de Faria	12.08.97	50.00
62	653.962/97	Antonio Rodrigues de Faria	12.08.97	50.00
63	653.963/97	Antonio Rodrigues de Faria	12.08.97	50.00
64	653.964/97	Antonio Rodrigues de Faria	12.08.97	50.00
65	653.965/97	Antonio Rodrigues de Faria	12.08.97	50.00
66	653.966/97	Antonio Rodrigues de Faria	12.08.97	50.00
67	653.967/97	Antonio Rodrigues de Faria	12.08.97	50.00
68	653.968/97	Antonio Rodrigues de Faria	12.08.97	50.00
69	653.969/97	Antonio Rodrigues de Faria	12.08.97	50.00
70	653.970/97	Antonio Rodrigues de Faria	12.08.97	50.00
71	653.971/97	Antonio Rodrigues de Faria	12.08.97	50.00
72	653.972/97	Antonio Rodrigues de Faria	12.08.97	50.00
73	653.973/97	Antonio Rodrigues de Faria	12.08.97	50.00
74	653.974/97	Antonio Rodrigues de Faria	12.08.97	50.00
75	653.975/97	Antonio Rodrigues de Faria	12.08.97	50.00

76	653.976/97	Antonio Rodrigues de Faria	12.08.97	50.00
77	653.977/97	Antonio Rodrigues de Faria	12.08.97	50.00
78	653.978/97	Antonio Rodrigues de Faria	12.08.97	50.00
79	653.979/97	Antonio Rodrigues de Faria	12.08.97	50.00
80	653.980/97	Antonio Rodrigues de Faria	12.08.97	50.00
81	653.981/97	Antonio Rodrigues de Faria	12.08.97	50.00
82	653.982/97	Antonio Rodrigues de Faria	12.08.97	50.00
83	653.983/97	Antonio Rodrigues de Faria	12.08.97	50.00
84	653.984/97	Antonio Rodrigues de Faria	12.08.97	50.00
85	653.985/97	Antonio Rodrigues de Faria	12.08.97	50.00
86	653.986/97	Antonio Rodrigues de Faria	12.08.97	50.00
87	653.987/97	Antonio Rodrigues de Faria	12.08.97	50.00
88	653.988/97	Antonio Rodrigues de Faria	12.08.97	50.00
89	653.989/97	Antonio Rodrigues de Faria	12.08.97	50.00
90	653.990/97	Antonio Rodrigues de Faria	12.08.97	50.00
91	653.991/97	Antonio Rodrigues de Faria	12.08.97	50.00
92	653.992/97	Antonio Rodrigues de Faria	12.08.97	50.00
93	653.993/97	Antonio Rodrigues de Faria	12.08.97	50.00
94	653.994/97	Antonio Rodrigues de Faria	12.08.97	50.00

95	653.995/97	Antonio Rodrigues de Faria	12.08.97	50.00
96	653.996/97	Antonio Rodrigues de Faria	12.08.97	50.00
97	653.997/97	Antonio Rodrigues de Faria	12.08.97	50.00
98	653.998/97	Antonio Rodrigues de Faria	12.08.97	50.00
99	653.999/97	Antonio Rodrigues de Faria	12.08.97	50.00
100	654.000/97	Antonio Rodrigues de Faria	12.08.97	50.00
101	654.001/97	Antonio Rodrigues de Faria	12.08.97	50.00
102	654.002/97	Antonio Rodrigues de Faria	12.08.97	50.00
103	654.003/97	Antonio Rodrigues de Faria	12.08.97	50.00
104	654.004/97	Antonio Rodrigues de Faria	12.08.97	50.00
105	654.005/97	Antonio Rodrigues de Faria	12.08.97	50.00
106	654.006/97	Antonio Rodrigues de Faria	12.08.97	50.00
107	654.007/97	Antonio Rodrigues de Faria	12.08.97	50.00
108	654.008/97	Antonio Rodrigues de Faria	12.08.97	50.00
109	654.009/97	Antonio Rodrigues de Faria	12.08.97	50.00
110	654.010/97	Antonio Rodrigues de Faria	12.08.97	50.00
111	654.011/97	Antonio Rodrigues de Faria	12.08.97	50.00
112	654.012/97	Antonio Rodrigues de Faria	12.08.97	50.00
113	654.013/97	Antonio Rodrigues de Faria	12.08.97	50.00

114	654.014/97	Antonio Rodrigues de Faria	12.08.97	50.00
115	654.015/97	Antonio Rodrigues de Faria	12.08.97	50.00
116	654.016/97	Antonio Rodrigues de Faria	12.08.97	50.00
117	654.017/97	Antonio Rodrigues de Faria	12.08.97	50.00
118	654.018/97	Antonio Rodrigues de Faria	12.08.97	50.00
119	654.019/97	Antonio Rodrigues de Faria	12.08.97	50.00
120	654.020/97	Antonio Rodrigues de Faria	12.08.97	50.00
121	654.021/97	Antonio Rodrigues de Faria	12.08.97	50.00
122	654.022/97	Antonio Rodrigues de Faria	12.08.97	50.00
123	654.023/97	Antonio Rodrigues de Faria	12.08.97	50.00
124	654.024/97	Antonio Rodrigues de Faria	12.08.97	50.00
125	654.025/97	Antonio Rodrigues de Faria	12.08.97	50.00
126	654.026/97	Antonio Rodrigues de Faria	12.08.97	50.00
127	654.027/97	Antonio Rodrigues de Faria	12.08.97	50.00
128	654.028/97	Antonio Rodrigues de Faria	12.08.97	50.00
129	654.029/97	Antonio Rodrigues de Faria	12.08.97	50.00
130	654.030/97	Antonio Rodrigues de Faria	12.08.97	50.00
131	654.031/97	Antonio Rodrigues de Faria	12.08.97	50.00
132	654.032/97	Antonio Rodrigues de Faria	12.08.97	50.00

133	654.033/97	Antonio Rodrigues de Faria	12.08.97	50.00
134	654.034/97	Antonio Rodrigues de Faria	12.08.97	50.00
135	654.035/97	Antonio Rodrigues de Faria	12.08.97	50.00
136	654.036/97	Antonio Rodrigues de Faria	12.08.97	50.00
137	654.037/97	Antonio Rodrigues de Faria	12.08.97	50.00
138	654.038/97	Antonio Rodrigues de Faria	12.08.97	50.00
139	654.039/97	Antonio Rodrigues de Faria	12.08.97	50.00
140	654.040/97	Antonio Rodrigues de Faria	12.08.97	50.00
141	654.041/97	Antonio Rodrigues de Faria	12.08.97	50.00
142	654.042/97	Antonio Rodrigues de Faria	12.08.97	50.00
143	654.043/97	Antonio Rodrigues de Faria	12.08.97	50.00
144	654.044/97	Antonio Rodrigues de Faria	12.08.97	50.00
145	654.045/97	Antonio Rodrigues de Faria	12.08.97	50.00
146	654.046/97	Antonio Rodrigues de Faria	12.08.97	50.00
147	654.047/97	Antonio Rodrigues de Faria	12.08.97	50.00
148	654.048/97	Antonio Rodrigues de Faria	12.08.97	50.00
149	654.049/97	Antonio Rodrigues de Faria	12.08.97	50.00
150	654.050/97	Antonio Rodrigues de Faria	12.08.97	50.00
151	654.051/97	Antonio Rodrigues de Faria	12.08.97	50.00

152	654.052/97	Antonio Rodrigues de Faria	12.08.97	50.00
153	654.053/97	Antonio Rodrigues de Faria	12.08.97	50.00
154	654.054/97	Antonio Rodrigues de Faria	12.08.97	50.00
155	654.055/97	Antonio Rodrigues de Faria	12.08.97	50.00
156	654.056/97	Antonio Rodrigues de Faria	12.08.97	50.00
157	654.057/97	Antonio Rodrigues de Faria	12.08.97	50.00
158	654.058/97	Antonio Rodrigues de Faria	12.08.97	50.00
159	654.059/97	Antonio Rodrigues de Faria	12.08.97	50.00
160	654.060/97	Antonio Rodrigues de Faria	12.08.97	50.00
161	654.061/97	Antonio Rodrigues de Faria	12.08.97	50.00
162	654.062/97	Antonio Rodrigues de Faria	12.08.97	50.00
163	654.063/97	Antonio Rodrigues de Faria	12.08.97	50.00
164	654.064/97	Antonio Rodrigues de Faria	12.08.97	50.00
165	654.065/97	Antonio Rodrigues de Faria	12.08.97	50.00
166	654.066/97	Antonio Rodrigues de Faria	12.08.97	50.00
167	654.067/97	Antonio Rodrigues de Faria	12.08.97	50.00
168	654.068/97	Antonio Rodrigues de Faria	12.08.97	50.00
169	654.069/97	Antonio Rodrigues de Faria	12.08.97	50.00
170	654.070/97	Antonio Rodrigues de Faria	12.08.97	50.00

171	654.071/97	Antonio Rodrigues de Faria	12.08.97	50.00
172	654.072/97	Antonio Rodrigues de Faria	12.08.97	50.00
173	654.073/97	Antonio Rodrigues de Faria	12.08.97	50.00
174	654.074/97	Antonio Rodrigues de Faria	12.08.97	50.00
175	654.075/97	Antonio Rodrigues de Faria	12.08.97	50.00
176	654.076/97	Antonio Rodrigues de Faria	12.08.97	50.00
177	654.077/97	Antonio Rodrigues de Faria	12.08.97	50.00
178	654.078/97	Antonio Rodrigues de Faria	12.08.97	50.00
179	654.079/97	Antonio Rodrigues de Faria	12.08.97	50.00
180	654.080/97	Antonio Rodrigues de Faria	12.08.97	50.00
181	654.081/97	Antonio Rodrigues de Faria	12.08.97	50.00
182	654.082/97	Antonio Rodrigues de Faria	12.08.97	50.00
183	654.083/97	Antonio Rodrigues de Faria	12.08.97	50.00
184	654.084/97	Antonio Rodrigues de Faria	12.08.97	50.00
185	654.085/97	Antonio Rodrigues de Faria	12.08.97	50.00
186	654.086/97	Antonio Rodrigues de Faria	12.08.97	50.00
187	654.087/97	Antonio Rodrigues de Faria	12.08.97	50.00
188	654.088/97	Antonio Rodrigues de Faria	12.08.97	50.00
189	654.089/97	Antonio Rodrigues de Faria	12.08.97	50.00

190	654.090/97	Antonio Rodrigues de Faria	12.08.97	50.00
191	654.091/97	Antonio Rodrigues de Faria	12.08.97	50.00
192	654.092/97	Antonio Rodrigues de Faria	12.08.97	50.00
193	654.093/97	Antonio Rodrigues de Faria	12.08.97	50.00
194	654.094/97	Antonio Rodrigues de Faria	12.08.97	50.00
195	654.095/97	Antonio Rodrigues de Faria	12.08.97	50.00
196	654.096/97	Antonio Rodrigues de Faria	12.08.97	50.00
197	654.097/97	Antonio Rodrigues de Faria	12.08.97	50.00
198	654.098/97	Antonio Rodrigues de Faria	12.08.97	50.00
199	654.099/97	Antonio Rodrigues de Faria	12.08.97	50.00
200	654.100/97	Antonio Rodrigues de Faria	12.08.97	50.00
201	654.101/97	Antonio Rodrigues de Faria	12.08.97	50.00
202	654.102/97	Antonio Rodrigues de Faria	12.08.97	50.00
203	654.103/97	Antonio Rodrigues de Faria	12.08.97	50.00
204	654.104/97	Antonio Rodrigues de Faria	12.08.97	50.00
205	654.105/97	Antonio Rodrigues de Faria	12.08.97	50.00
206	654.106/97	Antonio Rodrigues de Faria	12.08.97	50.00
207	654.107/97	Antonio Rodrigues de Faria	12.08.97	50.00
208	654.108/97	Antonio Rodrigues de Faria	12.08.97	50.00

209	654.109/97	Antonio Rodrigues de Faria	12.08.97	50.00
210	654.110/97	Antonio Rodrigues de Faria	12.08.97	50.00
211	654.111/97	Antonio Rodrigues de Faria	12.08.97	50.00
212	654.112/97	Antonio Rodrigues de Faria	12.08.97	50.00
213	654.113/97	Antonio Rodrigues de Faria	12.08.97	50.00
214	654.114/97	Antonio Rodrigues de Faria	12.08.97	50.00
215	654.115/97	Antonio Rodrigues de Faria	12.08.97	50.00
216	654.116/97	Antonio Rodrigues de Faria	12.08.97	50.00
217	654.117/97	Antonio Rodrigues de Faria	12.08.97	50.00
218	654.118/97	Antonio Rodrigues de Faria	12.08.97	50.00
219	654.119/97	Antonio Rodrigues de Faria	12.08.97	50.00
220	654.120/97	Antonio Rodrigues de Faria	12.08.97	50.00
221	654.121/97	Antonio Rodrigues de Faria	12.08.97	50.00
222	654.122/97	Antonio Rodrigues de Faria	12.08.97	50.00
223	654.123/97	Antonio Rodrigues de Faria	12.08.97	50.00
224	654.124/97	Antonio Rodrigues de Faria	12.08.97	50.00
225	654.125/97	Antonio Rodrigues de Faria	12.08.97	50.00
226	654.126/97	Antonio Rodrigues de Faria	12.08.97	50.00
227	654.127/97	Antonio Rodrigues de Faria	12.08.97	50.00

228	654.128/97	Antonio Rodrigues de Faria	12.08.97	50.00
229	654.129/97	Antonio Rodrigues de Faria	12.08.97	50.00
230	654.130/97	Antonio Rodrigues de Faria	12.08.97	50.00
231	654.131/97	Antonio Rodrigues de Faria	12.08.97	50.00
232	654.132/97	Antonio Rodrigues de Faria	12.08.97	50.00
233	654.133/97	Antonio Rodrigues de Faria	12.08.97	50.00
234	654.134/97	Antonio Rodrigues de Faria	12.08.97	50.00
235	654.135/97	Antonio Rodrigues de Faria	12.08.97	50.00
236	654.136/97	Antonio Rodrigues de Faria	12.08.97	50.00
237	654.137/97	Antonio Rodrigues de Faria	12.08.97	50.00
238	654.138/97	Antonio Rodrigues de Faria	12.08.97	50.00
239	654.139/97	Antonio Rodrigues de Faria	12.08.97	50.00
240	654.140/97	Antonio Rodrigues de Faria	12.08.97	50.00
241	654.141/97	Antonio Rodrigues de Faria	12.08.97	50.00
242	654.142/97	Antonio Rodrigues de Faria	12.08.97	50.00
243	654.143/97	Antonio Rodrigues de Faria	12.08.97	50.00
244	654.144/97	Antonio Rodrigues de Faria	12.08.97	50.00
245	654.145/97	Antonio Rodrigues de Faria	12.08.97	50.00
246	654.146/97	Antonio Rodrigues de Faria	12.08.97	50.00

247	654.147/97	Antonio Rodrigues de Faria	12.08.97	50.00
248	654.148/97	Antonio Rodrigues de Faria	12.08.97	50.00
249	654.149/97	Antonio Rodrigues de Faria	12.08.97	50.00
250	654.150/97	Antonio Rodrigues de Faria	12.08.97	50.00
251	654.151/97	Antonio Rodrigues de Faria	12.08.97	50.00
252	654.152/97	Antonio Rodrigues de Faria	12.08.97	50.00
253	654.153/97	Antonio Rodrigues de Faria	12.08.97	50.00
254	654.154/97	Antonio Rodrigues de Faria	12.08.97	50.00
255	654.155/97	Antonio Rodrigues de Faria	12.08.97	50.00
256	654.156/97	Antonio Rodrigues de Faria	12.08.97	50.00
257	654.157/97	Antonio Rodrigues de Faria	12.08.97	50.00
258	654.158/97	Antonio Rodrigues de Faria	12.08.97	50.00
259	654.159/97	Antonio Rodrigues de Faria	12.08.97	50.00
260	654.160/97	Antonio Rodrigues de Faria	12.08.97	50.00
261	654.161/97	Antonio Rodrigues de Faria	12.08.97	50.00
262	654.162/97	Antonio Rodrigues de Faria	12.08.97	50.00
263	654.163/97	Antonio Rodrigues de Faria	12.08.97	50.00
264	654.164/97	Antonio Rodrigues de Faria	12.08.97	50.00
265	654.165/97	Antonio Rodrigues de Faria	12.08.97	50.00

266	654.166/97	Antonio Rodrigues de Faria	12.08.97	50.00
267	654.167/97	Antonio Rodrigues de Faria	12.08.97	50.00
268	654.168/97	Antonio Rodrigues de Faria	12.08.97	50.00
269	654.169/97	Antonio Rodrigues de Faria	12.08.97	50.00
270	654.170/97	Antonio Rodrigues de Faria	12.08.97	50.00
271	654.171/97	Antonio Rodrigues de Faria	12.08.97	50.00
272	654.172/97	Antonio Rodrigues de Faria	12.08.97	50.00
273	654.173/97	Antonio Rodrigues de Faria	12.08.97	50.00
274	654.174/97	Antonio Rodrigues de Faria	12.08.97	50.00
275	654.175/97	Antonio Rodrigues de Faria	12.08.97	50.00
276	654.176/97	Antonio Rodrigues de Faria	12.08.97	50.00



TOC - 01
TOC - 02



PARÁ

PLGs

DNPM		Title Holder	Hectares
653896/97 to 654176/97		Antônio Rodrigues de Faria	13 900.00

Application

DNPM		Title Holder	Hectares
TOC - 01		Antônio Rodrigues de Faria	7 150.00 ha
TOC - 02		Antônio Rodrigues de Faria	6 750.00 ha

LAND STATUS TOCANTINZINHO - PA

ESCALA 1:100 000

[redacted]


Jatobá
Porto União
Morcegão
Boca da Mestão
Cuiú-Cuiú
850113/06
850112/06
850110/06
850111/06
PARÁ
Application
LAND STATUS BAIXO JAMANXIM - PA
EIMB
2006

[redacted]

Schedule C
VOTING TRUST AND PLACEMENT RIGHTS AGREEMENT

THIS AGREEMENT made as of the ● day of ●, 2006,

AMONG:

BRAZAURO RESOURCES CORPORATION, a British Columbia company having offices at 800 Bering Drive Suite 208, Houston, Texas U.S.A. 77057 and info@brazauroresources.com as its email address

(the "**Company**")

AND:

BRAZMIN CORP., a British Virgin Islands company, c/o Cidel Bank & Trust Inc. Suite 100, One Financial Place, Lower Collymore Rock, P.O. Box 118, Bridgetown, Barbados (with copies of any notices under this agreement also to be delivered to Marvin Singer, Macleod Dixon LLP, Suite 500, 100 Wellington Street West, Toronto, Ontario M5K 1H1) and marvin.singer@macleoddixon.com as its email address

("**BrazMin**")

WITNESSES THAT WHEREAS:

A. Pursuant to the terms of a letter agreement (the "**Letter Agreement**) dated as of September 11, 2006, among the Company, BrazMin and Empresa Internacional De Mineracao Brasil Ltda. ("**EIMB**") the Company has agreed to buy and BrazMin has agreed to sell all of the shares of Resource Holdings 2004 Inc. ("**RHI**") in consideration for 13,150,000 common shares of the Company (the "**BZO Shares**") and BrazMin has also agreed to transfer its one quota of EIMB to the Company's wholly-owned subsidiary, Brazauro Holdings (Brazil) Ltd.

B. It is a condition of closing the purchase of RHI shares and the EIMB quota that BrazMin enter into this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual premises, promises and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Interpretation

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Letter Agreement.

2. Voting Trust Arrangements

2.1 Grant of Voting Rights – Except as contemplated in Section 4, BrazMin hereby irrevocably gives, grants, assigns and sets over unto the Company the sole and exclusive right to exercise, at its absolute discretion and as it sees fit (and notwithstanding any contrary directions, instructions or desires expressed by BrazMin) all voting rights held by it which are attached to the BZO Shares at any time during the term of this Agreement, including the right to vote or refrain from voting or to direct

any other person to vote or refrain from voting, at any meeting, whether special or general, at which such Shareholder is entitled to vote and to attend and do all things as such Shareholder may be entitled to do at any meeting or in connection with any meeting and to take part in or consent to any corporate action on behalf of such Shareholder.

2.2 Further Assurances – Upon receipt, at any time of any materials in respect of any meeting at which, or resolution upon which, the BZO Shares can be voted, including proxies, voting instructions, authorizations or other consents, BrazMin shall promptly provide the Company with copies of all such materials and retain the originals of such materials until he receives instructions from the Company in respect thereof. BrazMin shall, at any time at the request of the Company, promptly execute and deliver or cause to be executed and delivered to or to the direction of the Company any authorizations, proxies, powers of attorney to vote or other instruments as may be necessary to permit the Company to exercise, in its name or through alternates or other proxyholders appointed by the Company, the rights conferred pursuant to Subsection 2.1.

2.3 Negative Covenant of BrazMin –BrazMin acknowledges and agrees that it shall not vote, take part in or consent to any corporate or shareholder action or execute and deliver, in any manner, whether written, electronic or otherwise, any proxies, voting instructions, authorizations or other consents with respect to any of the Shares held by it at any time, other than as contemplated in this agreement.

2.4 No Liability - The Company shall not be under any liability nor shall it have any duty or responsibility to BrazMin with respect to the manner in which the Company may exercise or fail to exercise the power, authority and discretion granted under this Agreement with respect to the voting rights attached to the Shares or by reason of any loss or damage arising out of or in consequence thereof or of any matter or thing done or omitted to be done in connection with the exercise by the Company of the rights granted to the Company under this section or any mistake or error of law or fact.

3. Placement Rights Arrangements

3.1 Notice of Intention to Sell - In the event that BrazMin decides to sell, transfer, assign or complete any other transaction which alienates, or could have the effect of alienating, any of the BZO Shares, including, without limitation, a short sale of BZO Shares, BrazMin must first provide written notice (the "**Sale Notice**") of such intention to the Company. The Sale Notice shall include a reference to the number of BZO Shares which BrazMin desires to sell and, if established, the proposed price (including if determined by reference to a market price or average). If the Sale Notice includes the proposed price, the Sale Notice shall constitute an offer from BrazMin to the Company to sell to the Company, or to any one or more purchasers identified by the Company that is willing to purchase such BZO Shares, the number of shares set out in the Sale Notice at the proposed price. BrazMin may not provide more than one Sale Notice in any 30 day period.

3.2 Period to Find Purchaser – The Company shall have until 5:00 pm (Vancouver time) on the date which is:

(a) in the case of a Sale Notice in respect of 100,000 or fewer BZO Shares, five (5) Business Days;

(b) in the case of a Sale Notice in respect of 100,001 BZO Shares or greater but less than 500,001 BZO Shares, fifteen (15) Business Days; and

(c) in the case of a Sale Notice in respect of 500,001 BZO Shares or greater, thirty (30) Business Days,

after receipt of the Sale Notice (the "**Exercise Deadline**") to find one or more purchasers for the number of BZO Shares set out in the Sale Notice. For greater certainty, the failure to respond to such Sale Notice by the Exercise Deadline shall entitle BrazMin to sell the BZO Shares in respect of which the Sale Notice was given as set out in Subsection 3.4 below. For the purposes hereof, "**Business Day**" means any day other than a Saturday or Sunday, on which Canadian chartered banks are open for the transaction of business in Vancouver, British Columbia.

3.3 Agreement to Purchase and Sell - If, before the Exercise Deadline, the Company, or any other purchaser or purchasers identified by it, delivers a written acceptance of BrazMin's offer constituted by the Sale Notice to sell all the BZO Shares described in the Sale Notice at the price per BZO Share specified, BrazMin shall be obligated to sell and such purchaser or purchasers shall be obligated to buy the BZO Shares subject to the Sale Notice. The acceptance shall describe the proposed closing date for the transaction, which date shall not be more than three (3) business days after the Exercise Deadline. If the Sale Notice does not include a proposed price and, before the Exercise Deadline the Company, or any other purchaser or purchasers identified by it, delivers a written expression of interest to purchase the BZO Shares described in the Sale Notice, BrazMin shall use reasonable efforts to complete its sale of BZO Shares to the identified purchaser or purchasers on such terms as may be negotiated between them.

3.4 Sale of BZO Shares to Others - In the event that the Company does not identify any purchasers of the BZO Shares set out in a Sale Notice in which a proposed price is included before the Exercise Deadline, BrazMin shall be entitled to sell any or all of the Shares described in the Sale Notice for a period of sixty (60) days after the expiry of the Exercise Period, provided that no such BZO Shares shall be sold at a price less than the proposed price. In the event that the Company does not identify any purchasers of the BZO Shares set out in a Sale Notice in which no proposed price is included before the Exercise Deadline, BrazMin shall be entitled to sell any or all of the Shares described in the Sale Notice for a period of sixty (60) days after the expiry of the Exercise Period. In the event that the Company identifies potential purchasers of the BZO Shares set out in a Sale Notice in which no proposed price is included before the Exercise Deadline and BrazMin and such purchasers fail to reach agreed terms of sale within ten (10) Business Days of receipt by BrazMin of a written expression of interest to purchase such BZO Shares, BrazMin shall only be entitled to sell any or all of the Shares described in the Sale Notice during a period of sixty (60) days after the expiry of the Exercise Period if the price at which such BZO Shares are sold by it exceeds the best price offered by the purchaser(s) identified by the Company.

4. Votes on Certain Matters

4.1 Exception – If the Company enters into an agreement which contemplates that the Company will submit to its shareholders a resolution or resolutions to approve any corporate reorganization, plan of arrangement, amalgamation, merger, sale of all or substantially all of the Company's assets, related party transaction (as defined in Ontario Securities Commission Rule 61-501 – "*Insider Bids, Issuer Bids, Business Combination and Related Party Transactions*") or any other matter requiring the approval of the shareholders of the Company that gives rise to a right of dissent under the *Business Corporations Act* (British Columbia) at a general meeting of BrazMin of the Company (a "**Meeting**") then the Company shall give BrazMin written notice of the proposed transaction (the "**Transaction Notice**") and within 5 Business Days of the first public announcement of the transaction giving rise to the resolution. the Company shall provide BrazMin with such documents as are requested by BrazMin

and are available to the Company to provide to BrazMin, including a copy of any transaction agreements, as soon as possible after providing the Transaction Notice and BrazMin shall have until 7 Business Days from the date of receipt of the Transaction Notice to decide whether to deliver the Company a Sale Notice in respect of all of its BZO Shares; provided, however, that if BrazMin has not provided a Sale Notice within such time period and the terms of the proposed transaction change in any material respect thereafter, the Company shall give BrazMin an amended Transaction Notice setting out the new terms of the proposed transaction and BrazMin shall have until 7 Business Days from the date of receipt of the revised Transaction Notice to decide whether to deliver the Company a Sale Notice in respect of all of its BZO Shares In either case, if BrazMin delivers a Sale Notice within such time, the Company or a party or parties designated by the Company will be obligated to purchase the BZO Shares not later than the second Business Day preceding the date of the Meeting at a price per share equal to the volume-weighted average trading price of the shares of the Company on the TSX Venture Exchange (or such other principal exchange on which the common shares of the Company are listed for trading) for the 20 trading days immediately preceding the public announcement.

4.2 Withdrawal of Transaction – At any time prior to holding the vote on a transaction to which Subsection 4.1 applies, the Company may elect to withdraw from or terminate the transaction and, upon such withdrawal or termination the Company 's obligation to acquire any BZO Shares from BrazMin under Subsection 4.1 above (other than BZO Shares acquired before such withdrawal or termination) shall terminate and BrazMin shall have no recourse against the Company in respect thereof.

4.3 Failure to Purchase - If a Sale Notice has been given under Subsection 4.1 and the Company or the party or parties designated by the Company fail to purchase the BZO Shares, BrazMin shall be entitled to vote such shares at the Meeting and, subject to Subsection 4.2, to enforce any rights and remedies it may have against the Company and/or such other party or parties arising as a result of the failure to complete such purchase.

5. General Provisions

5.1 Termination - The obligations of BrazMin under this Agreement shall terminate on the earliest of:

(a) the day after the second shareholders meeting of the Company after the date hereof;

(b) the date that is eighteen (18) months after the date hereof; and

(c) the date on which the BZO Shares held by BrazMin and its affiliates represent in the aggregate, less than 10% of the outstanding shares of the Company then outstanding,

or such other date as the parties may agree to in writing.

5.2 Manner of Notice - Any notice, payment or other communication required or permitted to be given or served pursuant to this Agreement shall be delivered by email to the party concerned at the email address set out on the first page of this Agreement or to any other email address as may from time to time be notified by any of the parties hereto. Any notice, payment or other communication shall be deemed to have been given, if delivered by email, on the day delivered if an email confirmation of receipt is sent by return email to the party sending the notice within 24 hours of the time such email is sent. If an email confirmation of receipt is not sent within such time period, notice must be given in hard copy by courier at the address set out on the first page of this Agreement or to any other address as may from time to time be notified by any of the parties hereto. Any notice,

payment or other communication shall be deemed to have been given, if delivered by courier, on the day delivered.

5.3 Entire Agreement - This Agreement shall supersede and replace any agreement or arrangement, whether oral or written, existing between the parties in respect of the subject matter of this Agreement, and constitutes the entire agreement among the parties in respect of the subject matter of this Agreement.

5.4 Waiver or Consent - No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

5.5 Enurement - This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

5.6 Further Assurances - Each party shall, at their expense, promptly and duly execute and deliver to the other all such further agreements, instruments, certificates or other documents and to do all other acts or things as the other may reasonably request from time to time in order to more effectively carry out the intent and purposes of this Agreement.

5.7 Governing Law - This Agreement (including all other certificates, agreements, instruments or other documents contemplated in this Agreement) shall be governed by and construed in accordance with the laws of British Columbia, and the parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia to deal with all disputes relating to this Agreement.

5.8 Time of Essence - Time shall be of the essence of this Agreement.

5.9 Damages Inadequate - The parties acknowledge and agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and consequently each agrees that the other shall be entitled to an injunction or injunctions to prevent a breach or anticipated breach and to enforce the specific terms and provisions hereof in a court, in addition to any other remedy to which they may be entitled at law or equity.

5.10 Severance - It is intended that all of the provisions of this Agreement shall be fully binding and legally effective between the parties, provided however, that if a court of competent jurisdiction finds any particular provision or provisions of this Agreement are void, voidable or unenforceable for any reason, then the particular provision or provisions of such part of this Agreement as such court may consider necessary shall be deemed to be severed from the remainder of this Agreement and all other provisions shall remain in full force and effect as if the invalid provision had been omitted from this Agreement.

5.11 Counterparts - This Agreement may be executed in any number of original or facsimile counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

BRAZAURO RESOURCES CORPORATION

By: ______________________________
Authorized Signatory

BRAZMIN CORP.

By: ______________________________
Authorized Signatory

AGREEMENT FOR THE ASSIGNMENT AND TRANSFER OF MINERAL RIGHTS

By the present private instrument entered into, on the one side, **ANTONIO RODRIGUES DE FARIA**, Brazilian citizen, married, trader, resident and domiciled in the City of Belo Horizonte, State of Minas Gerais, at Rua dos Violões, 136, BH/MG, bearing the identity card number M-767.377, issued by the SSP-MG, fiscal registration with the Individual Taxpayer Identity Card (CPF/MF) under the number 201.567.746-15, hereinafter, by his proxy, herein referred to as the **ASSIGNOR**, and on the other side, **EIMB – EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.**, having its head office at Rua Everaldo Dayrell de Lima # 108, Quintas do Itanhangá Condominium, Itanhangá Section, Zip Code 22753-215, **by chartered document** its partner and manager **LUÍS MAURÍCIO FERRAIUOLI DE AZEVEDO**, Brazilian citizen, born in the City of Campos, State of Rio de Janeiro, single, lawyer, registered in the Brazilian Bar Association under the number 82.442/RJ and in the CPF/MF under the number 753.468.697-00, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Everaldo Dayrell de Lima # 108, Quintas do Itanhangá Condominium, Itanhangá Section, Zip Code 22753-215; hereinafter referred to as the **ASSIGNEE**, and both parties when together are referred to as the **PARTIES TO CONTRACT**, and the **PARTIES TO CONTRACT** decided amongst themselves as righteous and agreed about the following:

a) **WHEREAS** the **ASSIGNOR** is the beneficial titleholder of certain mineral rights for GOLD ORE, in the municipality of Itaituba, State of Pará, duly docketed at the DNPM and object of the process DNPM numbers 653.899/97 throughout 654.176/97, hereinafter referred to as the **"CLAIMS FOR *GARIMPEIRO* EXPLOITATION PERMIT"**;

b) **WHEREAS** the above specified mineral rights are the integrating parts of a whole area, referred to as the **"Project"**, plotted on the map, Attachment I;

c) **WHEREAS** the **ASSIGNOR**, decided to transfer to the **ASSIGNEE** the **"CLAIMS FOR *GARIMPEIRO* EXPLOITATION PERMIT"**;

The **PARTIES TO CONTRACT** decided amongst themselves as righteous and agreed about the following:

1. The **ASSIGNOR** in this act and in the due form of the law, allows to the **ASSIGNEE** the carrying out of the **"Project"**, at the **ASSIGNEE's** discretion, the appraisal and exploration work deemed necessary in order to define a primary deposit, that may be mined to the industrial scale, in order to determine if there is the intention to acquire definitively or not the respective mineral rights.

2. The **ASSIGNOR** agrees to transfer the:

2.1 **"CLAIMS FOR *GARIMPEIRO* EXPLOITATION PERMIT"** to **Antonio Rodrigues Ferraz Filho**, Brazilian citizen, married, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Barra do Mendes, 245, house 01, bearing the identity card number 01.158.637-7, issued by the IFP, CPF/MF registration under the number 102.419.907-00, hereinafter referred to as **THIRD PARTY**, according the terms contained in **Attachment I**, and the **THIRD PARTY**, under the condition of being a depositary, will be the titleholder of the aforementioned rights, in order they may be transferred to the **ASSIGNEE**, all of which under the form stipulated as follows.

- **US$ 3,000** (three thousand North American dollars) upon confirmation by the **ASSIGNEE** that the mineral rights have priority

- **US$ 5,000** (five thousand North American dollars) within **30 days** after confirmation of the gold resources and/or negotiations with third parties for the effective development of the Project;

3. The **ASSIGNOR** declares that, until the effective assignment and transfer, with the respective recordal at the DNPM of the deeds mentioned in Item 1 hereinabove, will keep the deeds in good order, and no judicial or extrajudicial lien will be allowed to encumber the deeds.

3.1 The **ASSIGNOR** declares, by himself and by his successors, that will give all required support in order to implement the formal assignment and transfer of the mineral right transacted herein.

4. Under pretense of a price complement, the **ASSIGNEE** will pay to the **ASSIGNOR** a monthly royalty based on the mining profits, if any exploitation is achieved in any of the mineral rights of the **"Project"**, such royalty payment comprises damages and profits from the mining permit as provided in Letter B of Article 11 of the Mining Code (Decree Law # 227, of Feb. 28, 1967), combined with Article 86 and the following of Chapter XIII of the do Regulation of the aforementioned Mining Code (Decree 62,934 of July 02, 1968), and whose total amounts to what is equivalent to 0.5 % (one half per cent) of the monthly net profit of the primary gold production.

4.1 Royalties will be paid until the tenth (10th) working day of the month following the production month, upon a deposit to the bank account stipulated by the **ASSIGNOR**.

4.2 For the effect of the above mentioned, the production net income will correspond to the sale's gross billing for gold produced by the **ASSIGNEE**, originated within the **"PROJECT"** area, being deducted the amounts corresponding to (i) transportation costs from the mine to the smelter; (ii) smelting costs; (iii) taxes of any nature incident on gold sales, and, (iv) "financial compensation" object of Law number 7,790, of Dec. 28, 1989.

4.3 Due Amounts. Conversion and Calculation: On the original due date of each instalment, the amount will be converted from reals into North American dollars, in accordance with the average commercial exchange rate balanced between purchase and sale rates effective in the last working day before the aforementioned due date, as informed in the newspaper "Gazeta Mercantil" or, if it is missing, informed in any other newspaper with national circulation.

4.4 The amounts arising out of this Agreement will be indexed until their effective payment date, being used the indexes established by the Federal authorities, or, preferably, by the exchange variation, using the North American currency as a parameter, if the law allows such indexation, and in agreement with the average exchange rate balanced between purchase and sale rates effective on the respective due date, part of the SISBACEN system (PTAX800, Currency 220, Option 5) of the Brazilian Central Bank.

5. The **PARTIES TO CONTRACT** commit themselves that, jointly, will carry through in order of obtaining, as soon as possible:

a) the issuance of the environmental licenses and the regular granting of the *Garimpeiro* Exploitation Permits for the areas object of the **CLAIMS FOR *GARIMPEIRO* EXPLOITATION PERMIT**, that are still under examination by the DNPM, and the respective transfer titles to the **THIRD PARTY** and the **ASSIGNEE**.

b) the regular conversion of the *garimpeiro* exploitation permits into exploration permits, in accordance with the law in force;

c) the issuance and transfer of the exploration permit for the area object of the claim still under examination, dealing with the **"EXPLORATION CLAIM"**;

6. For the effects of disposition contained in Clause 5, above, the **ASSIGNOR** shall maintain the representation powers granted to the proxy appointed by the **ASSIGNEE**, under the form contained in Attachment 2, before the DNPM and the environmental body of the State of Pará, being clear that the last commits himself to transfer to the **ASSIGNOR** or to whom who will be appointed, the respective **CLAIMS FOR *GARIMPEIRO* EXPLOITATION PERMIT**, without any burden, immediately after receiving such notice.

7. Expenses incurred for the effects of the issues object of this Agreement, including, among other, obtaining the environmental licenses, payment of duties and fees, shall be paid by the **ASSIGNOR and they are limited to 50 % of the price**.

8. The **ASSIGNEE** will have the right to, upon a notice sent to the **ASSIGNOR**, announce termination of this Agreement and terminate it if:

a) In its exclusive discretion, the exploration results, even if partial, indicate that the gold deposit does not exist or the gold reserves are not profitable to an industrial scale.

b) The *Garimpeiro* Exploitation Permits are not granted or if such permits are not converted exploration permits by the DNPM;

c) The DNPM denies consent for the assignment, on its behalf, of the mineral rights, referred in items 3.1 and 3.2 hereinabove;

8.1 If the above hypothesis occurs, the Agreement will be deemed immediately rescinded, releasing the **PARTIES TO CONTRACT** of the future liabilities, those reciprocally undertaken under the form of this instrument, and none of them will be entitled to receive any indemnification or compensation of any nature due to the rescission.

8.2 Upon exertion of the option referred in the head of this item, the amounts paid to the **ASSIGNOR** will not be reimbursed, and the respective mineral rights shall be waived.

9. IRREVOCABILITY – Except for disposition contained in clauses 13 and 14, above, this Agreement is signed with an irrevocable and unchangeable character, and the **ASSIGNOR** commits himself not to alienate or promise to alienate, under any form, not to encumber and not to waive or abandon the mineral rights, object of this Agreement. The **PARTIES TO CONTRACT** represent and warrant, additionally, that they will give to this Agreement and the Attachments hereto, the powers of an extra judicial document valid to commence an execution process, as well as the obligation of certain thing, under the terms of provisions contained in Item II, of Article 585, combined with disposition contained in Article 621, both from the Brazilian Code of Civil Procedure, with the wording given by Law # 8,953/94.

10. CONFIDENTIALITY - Except if required by the law or by rules issued by the Stock Exchange of Canada, the **PARTIES TO CONTRACT** shall maintain under strict confidentiality the terms and conditions of this Agreement and they shall not divulge to third parties, under any form, verbal or written, information about the *garimpeiro* mining work or the exploration work, or their results, without previous consent given by the other Party. Each Party shall require from their representatives, employees, consultants and service renders an identical commitment about secrecy.

11. COMMUNICATIONS/SUMMONS - All summons, or even notices, communications and advices that should be transmitted under the terms of this Agreement shall be made in writing and personally delivered or sent by cable, certified letter (prevailing the stamped date for legal effects), all of them to the addresses mentioned on the preamble of this Agreement hereinabove, or to any other address that any of the **PARTIES TO CONTRACT** appoint to the other, in accordance with these Clauses, and they may be also transmitted by fax or, even, through publication on a local newspaper with wide distribution.

12. AMENDMENTS - Any amendments to this Agreements shall be made in writing and signed by the Parties represented herein.

13. JURISDICTION - The **PARTIES TO CONTRACT** appoint the courts of the Administrative Region of Brasília, DF, to settle any dispute arising out of this Agreement, not solved amicably.

IN WITNESS WHEREOF, this Agreement has been executed by the **PARTIES TO CONTRACT**, that commit themselves and their successors, in five (5) counterparts, before two (2) witnesses that sign the Agreement as well.

BH, August 9, 2004.

(signed)
EIMB – EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.

(signed)
ANTONIO RODRIGUES DE FARIA

Witnesses:

1. (signed)
Name: Jorge _________
Identity Card: 04705870-6 - IFP

2. (signed)
Name: Luci F. de Arruda
Identity Card: CRA/MG # 28403

Oliveira Notary's Office

Stamped

Inspection Stamp

AGREEMENT WITH A PROMISE OF ASSIGNMENT AND TRANSFER OF MINERAL RIGHTS AND OTHER ADJUSTMENTS

By the present private instrument entered into, on the one side, **ANTONIO RODRIGUES FERRAZ FILHO**, Brazilian citizen, married, bearing the identity card number 01.158.637-7, issued by the IFP, fiscal registration with the Individual Taxpayer Identity Card (CPF-MF) under the number 102.419.907-00, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Barra do Mendes 245, house # 1, hereinafter simply referred to as the ASSIGNOR; and, on the other side, **EIMB – EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.**, a private limited company, having its head office in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Everaldo Dayrell de Lima # 108 (Part), Itanhangá Section, fiscal registration in the National Registry of Legal Entities - CNPJ under the number 06.878.408/0001-47, in this act represented by its manager, Brazilian citizen, single, lawyer, bearing the identity card number 05867002-8, fiscal registration with the Individual Taxpayer Identity Card (CPF-MF) under the number 753.468.697-00, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Everaldo Dayrell de Lima # 108, hereinafter simply referred to as the ASSIGNOR; hereinafter, the ASSIGNEE and ASSIGNOR, when together, are simply referred to as the PARTIES TO CONTRACT; decided amongst themselves as righteous and agreed about the following:

1. The ASSIGNOR is the beneficial titleholder of the mineral rights represented by the *Garimpeiro* Exploitation Permit object of processes DNPM # 653.899/97 throughout 654.179/97, 853.203/93 throughout 853.207/93, 853.364/93 throughout 853.408/93, 851.095/94 throughout 851.110/94, 851.112/64 throughout 851.145/94 and 650.079/97 throughout 650.201/97, all together hereinafter simply referred as the MINERAL RIGHTS.

2. The ASSIGNOR commits himself to adopt all required measurements, sign all documents and submit all information to the Brazilian Agency for Exploration and Mineral Production – DNPM, when advised by the ASSIGNEE, in order to transform the MINERAL RIGHTS from the *Garimpeiro* Exploitation Permit system to the Exploration License system.

3. Upon alteration of the MINERAL RIGHTS into the Exploration License system, the ASSIGNOR commits, by himself and his heirs, with an irrevocable and unchangeable character, using this and the best terms of the law, to formalize all documents necessary to assign and transfer the MINERAL RIGHTS to the ASSIGNEE.

4. The assignment and transfer of the MINERAL RIGHTS will be subject to the dispositions contained in the 3rd Paragraph of Article 176 of the Brazilian Constitution and in Article 55 and its paragraphs of the Brazilian Mining Code (Decree Law # 227, of Feb. 28, 1967), being effective only after the previous consent given by the grantor power, followed by its consequent recordal by the DNPM.

5. The ASSIGNOR, in this act, empowers the ASSIGNEE to represent the ASSIGNOR before the DNPM and the other federal, state and local public bodies, in order to adopt all necessary measurements to maintain the MINERAL RIGHTS in good order, with the additional power to appeal from decisions issued by the DNPM, and act accordingly to stress that this present Promise of Assignment be good, firm and valuable.

6. Disputes and/or questions arising out of this Agreement between the PARTIES TO CONTRACT, that may not be solved among the PARTIES TO CONTRACT, will be taken to the courts of the administrative region of Rio de Janeiro, State of Rio de Janeiro, excluding and prevailing over any other courts.

IN WITNESS WHEREOF, the due and agreed PARTIES TO CONTRACT have executed this Agreement in two (2) counterparts, in the presence of the witnesses hereinbelow.

Rio de Janeiro, January 03, 2005.

(signed)

ANTONIO RODRIGUES FERRAZ FILHO

(signed)

EIMB – EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.

by Luís Mauricio Ferraiuoli Azevedo

Witnesses:

1 - (signed)
Name: Luci Arruda
Id Card: CRA/MG # 28403
CPF:

2 - (signed)
Name: Jorge ________
Id Card: 04705870-6 - IFP
CPF: 106587777-34

Schedule F

BKR-Lopes, Machado

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.

FINANCIAL STATEMENTS JULY 31, 2006 AND 2005

Rio de Janeiro-RJ – rj@bkr-lopesmachado.com.br - Rua São José, 70 – 21º andar - Centro – 20010-020 – Tel (21) 2156-5800 – Fax (21) 2262-6806
Macaé-RJ -macae@bkr-lopesmachado.com.br -Av. Rui Barbosa, 698 -Grupo 608 - Centro -Ed. Tropical Plaza Shopping -27910-360 -Tel (22) 2772-6896 – Telefax (22) 2772-7455
São Paulo-SP -sp@bkr-lopesmachado.com.br -Av. Vereador José Diniz, 3.707 - Grupos 52 e 53 -Campo Belo -04603-004 -Tel (11) 5041-4610 -Fax (11) 5041-4536
Campinas-SP -campinas@bkr-lopesmachado.com.br -Rua José Paulino, 1.395 -13013-001 -Telefax (19) 3739-6420
Belo Horizonte-MG -bh@bkr-lopesmachado.com.br -Av. do Contorno, 6.777 -2º, 3º e 12º andares -30110-110 -Tel (31) 2122-3210 -Fax (31) 2122-3210
Porto Alegre-RS -poa@bkr-lopesmachado.com.br -Praça Osvaldo Cruz, 15 -Grupo 512 – Centro -90030-160 -Tels (51) 3212-4821/4533/4912 -Fax (51) 3211-4077
Curitiba-PR -curitiba@bkr-lopesmachado.com.br -Rua Treze de Maio, 985 – São Francisco -Tel (41) 224-1494 - Fax (41) 232-3744
Recife-PE -recife@bkr-lopesmachado.com.br -Av. Eng. Domingos, 4.023 -Boa Viagem -51021-904 -Tel (81) 3325-6170/6171/6040 – Fax (81) 3325-6041/6171
Manaus-AM -am@bkr-lopesmachado.com.br -Av. Eduardo Ribeiro, 654 -Cj. 301 (Ed. Zulmira Bittencourt) -Centro -69010-001 -Tels (92) 234-9458/9992 – Telefax (92) 234-9987
Salvador-BA - sa@bkr-lopesmachado.com.br -Av. Tancredo Neves, 1632 -Grupo 1702 -Torre Norte -Ed. Salvador Trade Center -41820-020 -Tels (71) 3113-2226/2227
Vitória-ES - vitoria@bkr-lopesmachado.com.br -Av. N. Sra. da Penha, 699 -Grupo 305 Ed. Century Towers Torre B -29055-131 -Tel (27) 3325-0699 Fax (27) 3325-8573

BKR International- Américas -New York -40 Exchange Place -Suite 1100 -NY 10005-USA -Tel (1) (212) 809-5796 – Fax (1) (212) 809-5695

www.bkr-lopesmachado.com.br

BKR-Lopes, Machado

BKR

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃODO BRASIL LTDA.

Financial Statements

July 31, 2006 and 2005

Table of Contents

BKR-Lopes, Machado

BKR

INDEPENDENT AUDITORS' REPORT

To
Tau Capital Corp.
110 Sheppard Avenue East, Suite 610
Toronto, Ontario, Canada M2N 6Y8

Attention: Mr. Shawn Harris, C.A. (Financial Controller)

Dear Sirs:

1. We have audited the accompanying balance sheets of EIMB - Empresa Internacional de Mineração do Brasil Ltda. as at July 31, 2006 and 2005, and the related statements of operations, changes in quotaholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management Our responsibility is to express an opinion on these financial statements based on our audits.

2. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.

3. In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of EIMB - Empresa Internacional de Mineração do Brasil Ltda. as at July 31, 2006 and 2005 and the results of its operations, changes in its stockholders' equity and cash flows for the years then ended, in accordance with Canadian generally accepted accounting principles and in accordance with the accounting policies as outlined on note 3 to the financial statements.

Brazil, August 31, 2006

BKR - Lopes, Machado Auditores
AN INDEPENDENT MEMBER OF BKR INTERNATIONAL
CRC-RJ-2026/O

Paulo Sergio Machado
Partner

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Balance Sheets

July 31, 2006 and 2005

(In Canadian dollars)

Assets	2006	2005	Liabilities	2006	2005
Permanent assets					
Mineral Rights - Project Tocantizinho	6,809	6,809	Long term liabilities		
Deferred exploration expenditures	123,882	205	Loans- Brazmin	137,784	9,317
	130,691	7,014		137,784	9,317
			Quotaholder's equity		
			Capital	131,579	131,579
			Unpaid Capital	(131,579)	(131,579)
			Accumulated losses	(7,092)	(2,303)
				(7,092)	(2,303)
	130,691	7,014		130,691	7,014

See notes to financial statements.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Statement of Operations

Years Ended July 31, 2006 and 2005

(In Canadian dollars)

	2006	2005
EXPENSES		
Administrative costs	(3,749)	(2,167)
Loss on foreign currency translation	(1,040)	(136)
	(4,789)	(2,303)
LOSS FOR THE YEAR	(4,789)	(2,303)
BASIC LOSS PER QUOTA	(0.0160)	(0.0077)
WEIGHTED AVERAGE NUMBER OF OUTSTANDING QUOTAS IN THE YEAR	300,000	300,000

See notes to financial statements.

BKR

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Statements of Changes in Quotaholders' Equity

Years Ended July 31, 2006 and 2005

(In Canadian dollars)

	Capital Quotas			Accumulated	
	Subscribed	Unpaid	Paid in	losses	Total
Balance at july 15,2004 (date of incorporation)	131,579	(131,579)	-	-	-
Net loss for the period	-	-	-	(2,303)	(2,303)
Balances at June 30, 2005	131,579	(131,579)	-	(2,303)	(2,303)
Net loss for the year	-	-	-	(4,789)	(4,789)
Balances at June 30, 2006	131,579	(131,579)	-	(7,092)	(7,092)

See notes to financial statements.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Statements of Cash Flows

Years Ended July 31, 2006 and 2005

(In Canadian dollars)

	2006	2005
Cash flows from operating activities:		
Loss for the year	(4,789)	(2,303)
Loss or gain on foreign currency translation	1,040	136
	(3,749)	(2,167)
Cash flows from financing activities:		
Loans- Brazmin	128,466	9,317
	128,466	9,317
Cash flows used in investing activities:		
Mineral Rights - Project Tocantizinho		(6,809)
Deferred exploration expenditures	(123,677)	(205)
	(123,677)	(7,014)
Cash at the beginning of period	-	-
Cash at the end of period	-	-

See notes to financial statements.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.

Notes to Financial Statements

Year Ended July 31, 2006 and 2005

(In Canadian dollars)

1 - Incorporation and Operations

The Company was incorporated on July 15, 2004 and is primarily engaged in the acquisition, exploration and development of mineral resources in Brazil.

The company is in the exploration stage and its operations are subject to all of the risks normally incident to the exploration and the development of mineral properties. Mineral exploration involves significant risk and few properties which are explored are ultimately developed into producing mines. The company has no producing mineral properties and no cash flow. Its ultimate success will depend on its ability to generate cash flow from a producing mineral property. There is no assurance that commercial quantities of ore will be discovered. There is also no assurance that even if commercial quantities of ore are discovered, that the mining properties will be brought into commercial production. The company is dependent on the ability to raise the necessary capital to continue to finance and meet its obligations.

2 - Basis of Presentation

(a) Brazilian accounting practices

The Company maintains their books and records in accordance with Brazilian accounting practices, which differ in some respects from the Canadian generally accepted accounting principles.

(b) Accounting for inflation

Accounting for inflation practice has been discontinued in Brazil as from January 01, 1996. The annual variation of the official inflation index (IGP-DI) and of the US dollar rate of exchange was, respectively 1.16% in 2006 and 7.62 % in 2005.

(c) Translation to Canadian dollar

The Canadian dollar is the Company's functional and reporting currency. The financial statements were translated from Reais (local currency) to Canadian dollars using the temporal method. Monetary assets and liabilities are translated into Canadian dollars at rates of exchange in effect at the balance sheet date and at exchange rates prevailing at the historical rates for non-monetary items. Revenue and expenses are translated into Canadian dollars at average rate of exchange in effect during the Year. Gains or losses resulting from these adjustments are included in the statement of operations.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃODO BRASIL LTDA.

Notes to Financial Statements

(d) Exchange rate: Reais to Canadian dollars

As per in the Brazilian Central Bank the official selling rate of exchange to convert Real to Canadian dollar at July 31, 2006 was Cnd1.00 = R$1.92 (R$1.96 in 2005). The average exchange rate for the Year 2006 was R$2.18 (R$2.14 in 2005).

(e) Going concern basis

These financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company's will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The Company is dependent upon its ability to obtain future financing for it to continue to discharge its liabilities and realize the carrying value of its assets in the normal course of operations

3 - Summary of Significant Accounting Policies

(a) General

These financial statements were prepared by management in accordance with Canadian generally accepted accounting practices. Because a precise determination of assets and liabilities depend on future events, the preparation of financial statements for a period necessarily requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the period. Actual amounts could differ from these respects. These financial statements have, in management's opinion, been properly prepared within limits of materiality and within the framework of accounting policies summarized below.

(b) Deferred exploration expenditures

Interest in mineral exploration properties are recorded at cost. Exploration expenditures, other than those of a general nature, relating to mineral properties in which an interest is retained are deferred and carried as an asset until the results of the projects are known. If a project is unsuccessful or if exploration has ceased because continuation is not economically feasible, the cost of the property and the related exploration expenditures are written off.

BKR

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃODO BRASIL LTDA.

Notes to Financial Statements

The cost of mineral properties includes the cash consideration on the acquisition of properties. Properties acquired under option agreements, whereby option payments are made at the discretion of the companies, are recorded in the financial statements at the time the payments are made. The Companies also accrue for certain option payments that management are certain are going to be made. When applicable, the proceeds from options granted on properties will be credited to the cost of the related property.

(d) Basic loss per quota

Loss per quota is calculated based on the weighted average number of quotas outstanding during the Year.

4 - Deferred exploration expenditures

The balances are represented by Exploration expenditures related to the Tocantizinho Project

5 - Capital

The Company's capital is divided into 300,000 quotas with a nominal value of R$1.00 each, held by:

	Subscribed	Unpaid	Paid in
Resource Holdings 2004 INC	299,999	(299,999)	-
Resource Holdings & Investiments INC	1	(1)	-
	300,000	(300,000)	-

BKR-Lopes, Machado

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.

FINANCIAL STATEMENTS DECEMBER 31, 2005 AND 2004

Rio de Janeiro-RJ – rj@bkr-lopesmachado.com.br - Rua São José, 70 - 21º andar - Centro – 20010-020 – Tel (21) 2156-5800 – Fax (21) 2262-6806
Macaé-RJ -macae@bkr-lopesmachado.com.br -Av. Rui Barbosa, 698 -Grupo 608 - Centro -Ed. Tropical Plaza Shopping -27910-360 -Tel (22) 2772-6896 – Telefax (22) 2772-3455
São Paulo-SP -sp@bkr-lopesmachado.com.br -Av. Vereador José Diniz, 3.707 - Grupos 52 e 53 -Campo Belo -04603-004 -Tel (11) 5041-4610 -Fax (11) 5041-4536
Campinas-SP -campinas@bkr-lopesmachado.com.br -Rua José Paulino, 1.395 -13013-001 -Telefax (19) 3739-6420
Belo Horizonte-MG bh@bkr-lopesmachado.com.br -Av. do Contorno, 6.777 -2º, 3º e 12º andares -30110-110 -Tel (31) 2122-3230 -Fax (31) 2122-3230
Porto Alegre-RS -poa@bkr-lopesmachado.com.br -Praça Osvaldo Cruz, 15 -Grupo 512 - Centro -90030-160 -Tels (51) 3212-4821/4533/4912 -Fax (51) 3211-4077
Curitiba-PR -curitiba@bkr-lopesmachado.com.br -Rua Treze de Maio, 985 – São Francisco -Tel (41) 224-1494 - Fax (41) 232-3744
Recife-PE -recife@bkr-lopesmachado.com.br -Av. Eng. Domingos, 4.023 -Boa Viagem -51021-904 -Tel (81) 3325-6170/6171/6040 – Fax (81) 3325-6041/6171
Manaus-AM -am@bkr-lopesmachado.com.br -Av. Eduardo Ribeiro, 654 -Cj. 301 (Ed. Zulmira Bittencourt) -Centro -69010-001 -Tels (92) 234-9999/9992 – Telefax (92) 234-9987
Salvador-BA - ssa@bkr-lopesmachado.com.br -Av. Tancredo Neves, 1632 -Grupo 1702 -Torre Norte -Ed. Salvador Trade Center -41820-020 -Tels (71) 3113-2226/2227
Vitória-ES - vitoria@bkr-lopesmachado.com.br -Av. N. Sra. da Penha, 699 -Grupo 305-Ed. Century Towers Torre B -29055-131 -Tel (27) 3325-0699-Fax (27)3325-8875

BKR International- Américas -New York -40 Exchange Place -Suite 1800 -NY -10005-USA -Tel (1) (212) 809-5796 – Fax (1) (212) 809-5695

www.bkr-lopesmachado.com.br

BKR-Lopes, Machado

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.

Financial Statements

December 31, 2005 and 2004

Table of Contents

BKR-Lopes, Machado

INDEPENDENT AUDITORS' REPORT

To
Tau Capital Corp.
110 Sheppard Avenue East, Suite 610
Toronto, Ontario, Canada M2N 6Y8

Attention: Mr. Shawn Harris, C.A. (Financial Controller)

Dear Sirs:

1. We have audited the accompanying balance sheets of EIMB - Empresa Internacional de Mineração do Brasil Ltda. as of December 31, 2005 and 2004, and the related statements of operations, changes in quotaholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

2. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

3. In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of EIMB - Empresa Internacional de Mineração do Brasil Ltda. as of December 31, 2005 and 2004 and the results of its operations, changes in its stockholders' equity and cash flows for the years then ended, in accordance with Canadian generally accepted accounting principles and in accordance with the accounting policies as outlined on note 3 to the financial statements.

Rio de Janeiro, Brazil, August 31, 2006

BKR - Lopes, Machado Auditores
AN INDEPENDENT MEMBER OF BKR INTERNATIONAL
CRC-RJ-2026/O

Paulo Sergio Machado
Partner

Rio de Janeiro-RJ – rj@bkr-lopesmachado.com.br - Rua São José, 70 - 21º andar - Centro – 20010-020 - Tel (21) 2156-5800 – Fax (21) 2262-6806
Macaé-RJ -macae@bkr-lopesmachado.com.br -Av. Rui Barbosa, 698 -Grupo 608 - Centro -Ed. Tropical Plaza Shopping -27910-360 -Tel (22) 2772-6696 – Telefax (22) 2772-7488
São Paulo-SP -sp@bkr-lopesmachado.com.br -Av. Vereador José Diniz, 3.707 - Grupos 52 e 53 -Campo Belo -04603-004 -Tel (11) 5041-4610 -Fax (11) 5041-4536
Campinas-SP -campinas@bkr-lopesmachado.com.br -Rua José Paulino, 1.395 -13013-001 -Telefax (19) 3739-6420
Belo Horizonte-MG -bh@bkr-lopesmachado.com.br -Av. do Contorno, 6.777 -2º, 3º e 12º andares -30110-110 -Tel (31) 2122-3210 -Fax (31) 2122-3210
Porto Alegre-RS -poa@bkr-lopesmachado.com.br -Praça Osvaldo Cruz, 15 -Grupo 512 - Centro -90030-160 -Tels (51) 3212-4621/4533/4912 -Fax (51) 3211-4077
Curitiba-PR -curitiba@bkr-lopesmachado.com.br -Rua Treze de Maio, 965 – São Francisco -Tel (41) 224-1494 – Fax (41) 232-3744
Recife-PE -recife@bkr-lopesmachado.com.br -Av. Eng. Domingos, 4.023 -Boa Viagem -51021-904 -Tel (81) 3325-6170/6171/6060 – Fax (81) 3325-6041/6171
Manaus-AM -am@bkr-lopesmachado.com.br -Av. Eduardo Ribeiro, 654 -Cj. 301 -Ed. Zulmira Bittencourt -Centro -69010-001 -Tels (92) 234-9989/9992 – Telefax (92) 234-9987
Salvador-BA -sa@bkr-lopesmachado.com.br -Av. Tancredo Neves, 1632 -Grupo 1702 -Torre Norte -Ed. Salvador Trade Center -41820-020 -Tels (71) 3113-2226/2227
Vitória-ES -vitoria@bkr-lopesmachado.com.br -Av. N. Sra. da Penha, 699 -Grupo 305 -Ed. Century Towers Torre B -29055-131 -Tel (27) 3325-0699 Fax (27) 3325-8873

BKR International- Américas -New York -40 Exchange Place -Suite 1100 -NY -10005-USA -Tel (1) (212) 809-5796 – Fax (1) (212) 809-5695

www.bkr-lopesmachado.com.br

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Balance Sheets

December 31, 2005 and 2004

(In Canadian dollars)

Assets	2005	2004	Liabilities	2005	2004
Permanent assets					
Mineral Rights - Project Tocantizinho	6,809	-	Long term liabilities		
Deferred exploration expenditures	10,642	-	Loans- Brazmin	22,003	136
	17,451	-		22,003	136
			Quotaholder's equity		
			Capital	131,579	131,579
			Unpaid Capital	(131,579)	(131,579)
			Accumulated losses	(4,552)	(136)
				(4,552)	(136)
	17,451	-		17,451	-

See notes to financial statements.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Statement of Operations

Years Ended December 31, 2005 and 2004

(In Canadian dollars)

	2005	2004
EXPENSES		
Administrative costs	(3,704)	(136)
Loss on foreign currency translation	(712)	-
	(4,416)	(136)
LOSS FOR THE YEAR	(4,416)	(136)
BASIC LOSS PER QUOTA	(0.0147)	(0.0008)
WEIGHTED AVERAGE NUMBER OF OUTSTANDING QUOTAS IN THE YEAR	300,000	163,333

See notes to financial statements.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Statements of Changes in Quotaholders' Equity

Years Ended December 31, 2005 and 2004

(In Canadian dollars)

	Capital Quotas			Accumulated	
	Subscribed	Unpaid	Paid in	losses	Total
Balance at July 15,2004 (date of incorporation)	131,579	(131,579)	-	-	-
Net loss for the period	-	-	-	(136)	(136)
Balances at December 31, 2004	131,579	(131,579)	-	(136)	(136)
Net loss for the year	-	-	-	(4,416)	(4,416)
Balances at December 31, 2005	131,579	(131,579)	-	(4,552)	(4,552)

See notes to financial statements.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL - LTDA.

Statements of Cash Flows

Year Ended December 31, 2005 and 2004

(In Canadian dollars)

	2005	2004
Cash flows from operating activities:		
Loss for the year	(4,416)	(136)
Gain on foreign currency translation	712	-
	(3,704)	(136)
Cash flows from financing activities:		
Loans - Brazmin	21,867	136
	21,867	136
Cash flows used in investing activities:		
Mineral Rights	(6,809)	-
Deferred exploration expenditures	(10,642)	-
	(17,451)	-
Cash at the beginning of period	-	-
Cash at the end of period	-	-

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃO DO BRASIL LTDA.

Notes to Financial Statements

Year Ended December 31, 2005 and 2004

(In Canadian dollars)

1 - Incorporation and Operations

The Company was incorporated on July 15, 2004 and is primarily engaged in the acquisition, exploration and development of mineral resources in Brazil.

The company is in the exploration stage and its operations are subject to all of the risks normally incident to the exploration and the development of mineral properties. Mineral exploration involves significant risk and few properties which are explored are ultimately developed into producing mines. The company has no producing mineral properties and no cash flow. Its ultimate success will depend on its ability to generate cash flow from a producing mineral property. There is no assurance that commercial quantities of ore will be discovered. There is also no assurance that even if commercial quantities of ore are discovered, that the mining properties will be brought into commercial production. The company is dependent on the ability to raise the necessary capital to continue to finance and meet its obligations.

2 - Basis of Presentation

(a) Brazilian accounting practices

The Company maintains their books and records in accordance with Brazilian accounting practices, which differ in some respects from the Canadian generally accepted accounting principles.

(b) Accounting for inflation

Accounting for inflation practice has been discontinued in Brazil as from January 01, 1996. The annual variation of the official inflation index (IGP-DI) and of the US dollar rate of exchange was, respectively 1.25% in 2005 and 12.14 % in 2004.

(c) Translation to Canadian dollar

The Canadian dollar is the Company's functional and reporting currency. The financial statements were translated from Reais (local currency) to Canadian dollars using the temporal method. Monetary assets and liabilities are translated into Canadian dollars at rates of exchange in effect at the balance sheet date and at exchange rates prevailing at the historical rates for non-monetary items. Revenue and expenses are translated into Canadian dollars at average rate of exchange in effect during the year. Gains or losses resulting from these adjustments are included in the statement of operations.

BKR

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃODO BRASIL LTDA.

Notes to Financial Statements

(d) Exchange rate: Reais to Canadian dollars

As per in the Brazilian Central Bank the official selling rate of exchange to convert Real to Canadian dollar at December 31, 2005 was Cnd1.00 = R$2.0133 (R$2.20832 in 2004). The average exchange rate for the year 2005 was R$2.01 (R$2.2513 in 2004).

(e) Going concern basis

These financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company's will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The Company is dependent upon its ability to obtain future financing for it to continue to discharge its liabilities and realize the carrying value of its assets in the normal course of operations.

3 - Summary of Significant Accounting Policies

(a) General

These financial statements were prepared by management in accordance with Canadian generally accepted accounting practices. Because a precise determination of assets and liabilities depend on future events, the preparation of financial statements for a period necessarily requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the period. Actual amounts could differ from these respects. These financial statements have, in management's opinion, been properly prepared within limits of materiality and within the framework of accounting policies summarized below.

(b) Deferred exploration expenditures

Interest in mineral exploration properties are recorded at cost. Exploration expenditures, other than those of a general nature, relating to mineral properties in which an interest is retained are deferred and carried as an asset until the results of the projects are known. If a project is unsuccessful or if exploration has ceased because continuation is not economically feasible, the cost of the property and the related exploration expenditures are written off.

EIMB - EMPRESA INTERNACIONAL DE MINERAÇÃODO BRASIL LTDA.

Notes to Financial Statements

The cost of mineral properties includes the cash consideration on the acquisition of properties. Properties acquired under option agreements, whereby option payments are made at the discretion of the companies, are recorded in the financial statements at the time the payments are made. The Companies also accrue for certain option payments that management are certain are going to be made. When applicable, the proceeds from options granted on properties will be credited to the cost of the related property.

(c) Basic loss per quota

Loss per quota is calculated based on the weighted average number of quotas outstanding during the year.

4 - Deferred exploration expenditures

The balances are represented by Exploration expenditures related to the Tocantizinho Project

5 - Capital

The Company's capital is divided into 300,000 quotas with a nominal value of R$1.00 each, held by:

	Subscribed	Unpaid	Paid in
Resource Holdings 2004 INC	299,999	(299,999)	-
Resource Holdings & Investiments INC	1	(1)	-
	300,000	(300,000)	-